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                       LIMITED LIABILITY COMPANY AGREEMENT



                                       of



                          JANUS CAPITAL MANAGEMENT LLC





                            Dated as of April 1, 2002







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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I            Definitions and Usage.....................................1


   SECTION 1.01.  DEFINITIONS..................................................1

   SECTION 1.02.  TERMS GENERALLY..............................................9


ARTICLE II           The Company..............................................10

   SECTION 2.01.  NAME........................................................10

   SECTION 2.02.  TERM........................................................10

   SECTION 2.03.  RESIDENT AGENT AND REGISTERED OFFICE........................10

   SECTION 2.04.  PURPOSES....................................................10

   SECTION 2.05.  LEGAL STATUS................................................10

   SECTION 2.06.  PRINCIPAL PLACE OF BUSINESS.................................11

   SECTION 2.07.  FICTITIOUS BUSINESS NAME STATEMENTS; OTHER FILINGS AND
                  CERTIFICATES................................................11

   SECTION 2.08.  EXECUTION BY ATTORNEY-IN-FACT...............................11


ARTICLE III          Shares and Adjustments...................................11

   SECTION 3.01.  SHARES......................................................11

   SECTION 3.02  ISSUANCE OF ADDITIONAL UNITS; ADMISSION OF MEMBERS...........13

   SECTION 3.03  REPRESENTATIONS AND WARRANTIES OF MEMBERS....................13

   SECTION 3.04.  WARRANTIES OF THE COMPANY...................................14

   SECTION 3.05.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION..................14


ARTICLE IV           Capital Contributions....................................15

   SECTION 4.01.  CONTRIBUTIONS...............................................15

   SECTION 4.02.  NEGATIVE BALANCES; WITHDRAWAL OF CAPITAL....................15

   SECTION 4.03.  CLAIMS OF MEMBERS...........................................15

ARTICLE V            Capital Accounts, Allocations and Tax Matters............15

   SECTION 5.01.  CAPITAL ACCOUNTS............................................15

   SECTION 5.02.  ALLOCATIONS.................................................17

   SECTION 5.03.  ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES.................21

   SECTION 5.04.  TAX MATTERS PARTNER.........................................21

   SECTION 5.05.  TAX TREATMENT...............................................21

   SECTION 5.06.  TAX INFORMATION.............................................21

   SECTION 5.07.  TAX ELECTIONS...............................................22

   SECTION 5.08.  TAX WITHHOLDING.............................................22

   SECTION 5.09.  FISCAL YEAR.................................................22


ARTICLE VI           Non-Liquidating Distributions............................22

   SECTION 6.01.  PRIORITY DISTRIBUTIONS AND TAX DISTRIBUTIONS................22

   SECTION 6.02.  OTHER DISTRIBUTIONS.........................................23

   SECTION 6.03.  GENERAL LIMITATION..........................................24

   SECTION 6.04.  DISTRIBUTIONS IN KIND.......................................24

   SECTION 6.05.  SET OFF AND WITHHOLDING.....................................24

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                               Table of Contents
                                   (Continued)                              Page

   SECTION 6.05.  JIHLLC EXPENSES.............................................24


ARTICLE VII             Books and Records.....................................24

   SECTION 7.01.  BOOKS AND RECORDS...........................................24

   SECTION 7.02.  CONFIDENTIALITY.............................................25

ARTICLE VIII            Management of the Company.............................25

   SECTION 8.01.  MANAGEMENT UNDER AUTHORITY OF THE MEMBERS...................25

   SECTION 8.02.  JLLC MANAGEMENT.............................................25

   SECTION 8.03.  BOARD OF DIRECTORS..........................................28

   SECTION 8.04.  MEMBERS.....................................................33

   SECTION 8.05.  RELIANCE BY THIRD PARTIES...................................35


ARTICLE IX           Transfers and Termination of Interests...................35

   SECTION 9.01.  RESTRICTIONS ON TRANSFERS...................................35

   SECTION 9.02.  TERMINATION OF MEMBERSHIP INTEREST..........................36

   SECTION 9.03.  SHARES NOT SECURITIES.......................................36

   SECTION 9.04.  DRAG-ALONG RIGHT............................................36

   SECTION 9.05.  TAG-ALONG RIGHTS............................................37

   SECTION 9.06.  LIQUIDITY PLAN..............................................39

   SECTION 9.07.  EFFECT OF TRANSFERS.........................................39

ARTICLE X            Limitation on Liability, Exculpation and Indemnification.39

   SECTION 10.01.  LIMITATION ON LIABILITY....................................39

   SECTION 10.02.  EXCULPATION AND INDEMNIFICATION............................39

   SECTION 10.03.  EXCLUSIVE JURISDICTION.....................................41


ARTICLE XI....................................................................41

   SECTION 11.01.  DISSOLUTION................................................41

   SECTION 11.02.  WINDING UP OF THE COMPANY..................................41

   SECTION 11.03.  LIQUIDATING DISTRIBUTIONS..................................42

   SECTION 11.04.  DISTRIBUTION OF PROPERTY...................................42

   SECTION 11.05.  TERMINATION................................................42

ARTICLE XII             Miscellaneous.........................................43

   SECTION 12.01.  NO THIRD PARTY BENEFICIARIES...............................43

   SECTION 12.02.  NOTICES....................................................43

   SECTION 12.03.  POWERS OF ATTORNEY.........................................44

   SECTION 12.04.  CREDITORS..................................................45

   SECTION 12.05.  WAIVER.....................................................45

   SECTION 12.06.  MERGER OR CONSOLIDATION....................................45

   SECTION 12.07.  BINDING EFFECT.............................................45

   SECTION 12.08.  AMENDMENTS AND CONSENTS....................................45

   SECTION 12.09.  INTEGRATION................................................46
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                               Table of Contents
                                   (Continued)                              Page

   SECTION 12.10.  HEADINGS...................................................47

   SECTION 12.11.  COUNTERPARTS...............................................47

   SECTION 12.12.  SEVERABILITY...............................................47

   SECTION 12.13.  WAIVER OF PARTITION........................................47

   SECTION 12.14.  APPLICABLE LAW.............................................47

   SECTION 12.15.  JURISDICTION; CONSENT TO SERVICE OF PROCESS................47

ATTACHMENT I    Attachment to Signature Page -- Management Members as of the
                Effective Date

SCHEDULE A      Capital Account Allocations by Class as of the Effective Date

SCHEDULE B      Officers as of the Effective Date

SCHEDULE C      Members of Board of Directors as of the Effective Date

SCHEDULE D      Liquidity Plan


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


         This Limited Liability Company Agreement (this "Agreement") of Janus Capital Management LLC, a Delaware limited liability company (the "Company"), is entered into as of 9:00 a.m. (Mountain Time) on April 1, 2002 (such time on such date, the "Effective Time," and such date, the "Effective Date"), by and among Janus Capital Corporation, a Colorado corporation ("JCC"), each of the individuals executing this Agreement as of the Effective Date (either directly or by their attorney-in-fact), any Person who subsequent to the Effective Date acquires an interest in the Company and is admitted as a Member in accordance with the terms and provisions of this Agreement, and, solely for purposes of
Section 9.06 and the Liquidity Plan (as defined herein), Stilwell Financial Inc., a Delaware corporation ("Stilwell").

                                    ARTICLE I
                              Definitions and Usage

         SECTION 1.01. Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Adjusted Capital Account" means a Member's Capital Account balance, as of the end of the relevant period, modified as follows: (i) such Capital Account balance shall be credited with any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-2(g)(1) and Treasury Regulation Section 1.704-2(i)(5); and (ii) such Capital Account balance shall be debited (to the extent applicable) for the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

         "Agreement" means this Limited Liability Company Agreement, as the same may be amended or restated from time to time.

         "Annual Budget" is defined in Section 8.03(m)(i).

         "Applicable EBITDA" means, with respect to any calendar month, the aggregate EBITDA of the Company for the twelve calendar months ending with and including such calendar month, provided, however, with respect to any calendar month prior to March 2003 (herein an "applicable month"), Applicable EBITDA shall include the EBITDA of JCC for the number of months immediately preceding April 2002 needed to aggregate to 12 months when added to the number of months from April 2002 through and including the applicable month, and for such purposes the EBITDA of JCC shall be determined as if all references to the Company and its subsidiaries in the definition herein of the term "EBITDA" are references to JCC and its subsidiaries.

         "Board" or "Board of Directors" shall mean the Board of Directors described in Section 8.03 and which has the responsibilities and authority described in this Agreement.


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

         "Book Event" means (i) any event specified in Treasury Regulation Sections 1.704-1(b)(2)(iv)(f); (ii) any issuance, retirement, forfeiture or redemption of any Shares; and (iii) any other event that the Company determines, based on the advice of its tax advisers, should be treated as a Book Event so as to comply with the requirements or principles of Treasury Regulation Section 1.704.

         "Book Value" means, with respect to any property of the Company, the Company's adjusted basis in such property (as determined for Federal income tax purposes), adjusted to reflect the adjustments required or permitted by sections 1.704-1(b)(2)(iv)(d) through (g) of the Treasury Regulations, provided, however, that, in the case of property contributed to the Company, the initial Book Value of such property shall be equal to the fair market value of such property as of the date of contribution of such property to the Company.

         "Business Day" means any day except a Saturday, a Sunday or other day on which the New York Stock Exchange is closed.

         "Capital Account" means the capital account established and maintained for each Member pursuant to Section 5.01.

         "CEO" is defined in Section 8.02.


         "Class A Membership Approval" means the approval, by affirmative vote or written consent, of Members holding more than fifty percent (50%) of the outstanding Class A Shares.

         "Class A Percentage" means, with respect to the last day of any period, the percentage derived by (i) dividing the aggregate number of Class A Shares outstanding as of such day by the aggregate number of all Shares outstanding as of such day, and (ii) multiplying the fraction determined under clause (i) by 100.

         "Class A Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class A Shares.

         "Class B Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class B Shares.

         "Class C Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class C Shares.

         "Class D Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class D Shares.

         "Class E Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class E Shares.

         "Class F Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to this Agreement and designated as Class F Shares.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.


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

         "Company" means Janus Capital Management LLC, a Delaware limited liability company.

         "Company Royalty Arrangement Expenses" means any expenses incurred by the Company attributable to or resulting from the maintenance of its royalty payment agreements with JIHLLC (but not including the JIHLLC Royalty Payments).

         "Consolidated Net Income" means, for any period, the net income of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP but without giving effect to or otherwise taking into account any of the following: (i) extraordinary gains or losses and (ii) expenses related to activities or projects that are undertaken primarily for the benefit of JCC or Stilwell and not primarily for the benefit of all Members.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership interests, by contract or otherwise, and "Controlling" and "Controlled" shall have correlative meanings. Notwithstanding the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Person" means (i) each Member, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee, or spouse thereof, of a Member and (iii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee, or spouse thereof, of the Company or an Affiliate of the Company.

         "Credit Facility Amount" means the aggregate authorized principal amount of borrowings that the Company may make under its credit facilities as such credit facilities may be amended, modified and/or superceded from time to time.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.ss.ss.18-10 1 et seq., as amended from time to time.

         "Directors" means, collectively, the Management Directors and the Non-Management Directors.

         "Drag-Along Notice" is defined in section 9.04(a).

         "Drag-Along Price" is defined in Section 9.04(a).

         "Drag-Along Purchaser" is defined in Section 9.04(a).

         "Drag-Along Right" is defined in Section 9.04(a).

         "Drag-Along Terms" is defined in Section 9.04(a).

         "EBITDA" means, with respect to any calendar quarter, calendar year or any other period, the sum for such period of the following, in each case determined in accordance with GAAP: (i) Consolidated Net Income, (ii) the consolidated interest expense of the Company and its subsidiaries, (iii) the provision for income taxes for the Company and its subsidiaries, (iv) any amount that in the determination of Consolidated Net Income has been deducted for depreciation expense or amortization expense, including writeoffs of goodwill (excess of purchase cost over net assets acquired), (v) the JIHLLC Class A Net Income Allocation with respect to such calendar quarter, and (vi) taken into account as a negative number to be subtracted from the foregoing, the JIHLLC Class A Net Loss Allocation with respect to such calendar quarter.

         "EBITDA Threshold Value" means (i) unless reduced pursuant to clause
(ii) of this definition, $550,000,000, or (ii) such lower amount as may be authorized by JCC in writing from time to time.

         "Effective Date" means April 1, 2002.

         "Effective Time" means 9:00 a.m. Mountain Time on April 1, 2002.

         "Employment Agreement" shall mean, in the case of any Member who has a written employment agreement with the Company, such employment agreement.

         "Estimated Tax Date" means each of January 15, April 15, June 15 and September 15.

         "Excess Tax Distribution" is defined in Section 6.01(c).

         "Extraordinary Contract" is defined in Section 8.03(m)(vii).

         "Fair Market Value" shall mean the fair market value as determined by the Company based on (i) with respect to the value of Shares, the advice of an independent valuation adviser, and (ii) with respect to any other property, such advice, factual circumstances or other valuation factors as deemed appropriate by the Company. For purposes of this Agreement, including but not limited to the determination and allocation of taxable income or items thereof, the Fair Market Value of all tangible property contributed to or held by the Company shall equal the tax basis (for Federal income tax purposes) of such property.

         "Fiscal Quarter" means any calendar quarter.

         "Fiscal Year" is defined in Section 5.09.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "General Counsel" means the individual who holds the office of General Counsel of the Company.

         "Grant Agreement" means an agreement between the Company and the recipient of Shares providing for the issuance of such Shares to such recipient.

         "Immature Shares" is defined in Section D(b)(iii) of the Liquidity
Plan.

         "Indebtedness" of the Company means (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Company under conditional sale or other title retention agreements relating to property acquired by the Company, (iv) all obligations of the Company in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and, in the case of property or services purchased pursuant to vendor financing agreements, accounts payable that are not overdue by more than 30 days if such accounts are being contested in good faith by the Company), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by the Company, whether or not the Indebtedness secured thereby has been assumed, (vi) all guarantees by the Company of Indebtedness of others, (vii) all capital lease obligations of the Company, (viii) all obligations, contingent or otherwise, of the Company as an account party in respect of letters of credit and letters of guaranty, and (ix) all obligations, contingent or otherwise, of the Company in respect of bankers' acceptances. The Indebtedness of the Company shall include the Indebtedness of any other entity (including any partnership in which the Company is a general partner) to the extent the Company is liable therefore as a result of the Company's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that the Company is not liable therefore.

         "Independent Director" is defined in Section 8.03(b).

         "JCC" shall mean Janus Capital Corporation, a Colorado corporation.

         "JCC Dividend Income" is defined in Section 5.02(a)(ii)(A)(2).

         "JCC Stock" shall mean shares of the capital stock of JCC.

         "JIHLLC" means Janus International Holding Limited Liability Company, a Nevada limited liability company.

         "JIHLLC Agreement" means that certain Operating Agreement of Janus International Holding LLC dated as of April 1, 2002, as amended from time to time.

         "JIHLLC Class A Net Income Allocation" means, with respect to any calendar month or calendar quarter (as applicable), the amount of JIHLLC's net income for such calendar month or quarter (as applicable) that is allocated to the holders of the JIHLLC Class A Shares pursuant to the provisions of Section 5.02(a)(ii) of the JIHLLC Agreement.

         "JIHLLC Class A Net Loss Allocation" means, with respect to any calendar month or calendar quarter (as applicable), the amount of JIHLLC's net loss for such calendar month or quarter (as applicable) that is allocated to the holders of the JIHLLC Class A Shares pursuant to the provisions of Section 5.02
(a)(i) of the JIHLLC Agreement.

         "JIHLLC Class A Priority Distribution Amount" means, with respect to any calendar month or calendar quarter (as applicable), the sum of (i) the amount JIHLLC Operating Expenses paid or accrued in such calendar month or quarter (as applicable), plus (ii) the amount distributed by JIHLLC to the holders of the JIHLLC Class A Shares with respect to such calendar month or


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

quarter (as applicable) pursuant to the provisions of Sections 6.01(a) and 6.01(b) of the JIHLLC Agreement.

         "JIHLLC Class A Shares" means the class A shares of membership interest in JIHLLC.

         "JIHLLC Operating Expenses" means, with respect to any period, the "Operating Expenses," as that term is defined in the JIHLLC Agreement, of JIHLLC which are paid or accrued by JIHLLC during such period.

         "JIHLLC Royalty Payments" means the royalty payments paid by the Company to JIHLLC and/or the subsidiaries of JIHLLC in consideration for the Company's use of the Janus tradenames, Janus trademarks and other intangible assets owned by JIHLLC and/or its subsidiaries.

         "JLLC Management" is defined in Section 8.02.

         "Lien" means any pledge, encumbrance, security interest, purchase option, call or similar right.

         "Liquidity Plan" means the Company's Liquidity Plan attached hereto as Schedule D.

         "LTI Plan" means the Company's long term incentive plan as it may be amended from time to time.

         "Management Committee" is defined in Section 8.02(b)(iii).

         "Management Director" is defined in Section 8.03(b).

         "Management Members" shall mean those individuals holding Shares other than Class A Shares, provided, however, that the term Management Member shall not include any Stilwell Member or any Stilwell Affiliate that holds such Shares. The names of the Management Members shall be listed as such on the Share Schedule, as such Schedule may be amended from time to time in accordance with the provisions of this Agreement to reflect the admission of Company employees to whom Shares are issued after the Effective Date or Transfers of Shares made in accordance with the provisions of this Agreement.

         "Management Percentage" means, with respect to the last day of any period, the percentage derived by (i) dividing the aggregate number of Shares other than Class A Shares outstanding as of such day by the aggregate number of all Shares outstanding as of such day, and (ii) multiplying the fraction determined under clause (i) by 100.

         "Managing Member" means JCC or its successor under Section 9.01(b).

         "Member" shall mean each Person admitted as a member of the Company pursuant to this Agreement.

         "Member Nonrecourse Liability" means any "partner nonrecourse liability" of the Company as defined in Treasury Regulation Section 1.704-2(b)(4).


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


         "Minimum Gain" means the amount of gain that would be realized by the Company if it sold all property of the Company subject to any nonrecourse debt for an amount equal to the greater of (i) the amount of the nonrecourse debt secured by such property or (ii) the current Book Value of such property. For purposes of computing such gain with respect to any property securing more than one liability, the current book value of such property shall be allocated among all such liabilities in the manner set forth in Treasury Regulation Section 1.704-2(d)(2). The Company shall calculate the Minimum Gain of the Company in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(d), 1.704-2(h), 1.704-2(i) and 1.704-2(k).

         "Net Income" and "Net Losses" means for any period: (i) the net income or net loss of the Company for such period, as determined under Federal income tax principles and taking into account any separately reported items, (ii) increased by the amount of any tax-exempt income of the Company for such period, and (iii) decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(iv)(b)) of the Company for such period; provided, however, that Net Income and Net Loss (x) shall be computed without regard to any items of income, gain, loss or deduction that are specially allocated under Section 5.02(d) or Section 5.02(g), and (y) shall not include Net Property Gain or Net Property Loss or any separately reported items included therein. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their fair market value at the time of contribution to the Company or revaluation pursuant to Section 5.01(c) rather than with respect to the Company's adjusted tax bases (for Federal income tax purposes) in such assets (as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations).

         "Net Property Gain" and "Net Property Loss" means for any period: (i) the net gain or net loss of the Company for such period, as determined under Federal income tax principles, attributable to the sale or other disposition of assets other than in the ordinary course of the Company's business, and taking into account any separately reported items related thereto; plus (ii) in the event of a distribution during such period by the Company of assets in kind, the amount of net gain or net loss that would have been realized by the Company if it had sold such assets for their fair market value immediately prior to such distribution; provided, however, that Net Property Gain and Net Property Loss
(x) shall be computed by taking into account depreciation, depletion, amortization, income, gain and loss as determined with reference to the fair market value of Company assets at the time of their contribution to the Company or their revaluation pursuant to Section 5.01(c) rather than with respect to the Company's adjusted tax bases (for Federal income tax purposes) in such assets (as required by Section 1.704-1(b)(2)(iv)(g) by the Treasury Regulations), and
(y) shall not take into account any items of income, gain, loss or deduction that are specially allocated under Section 5.02(d) or Section 5.02(g).

         "Nominating Committee" is the Board Committee described in Section 8.03(n)(ii).

         "Non-Class A Membership Approval" means the approval, by affirmative vote or written consent, of Members holding more than fifty percent (50%) of all outstanding Shares other than Class A Shares.

         "Non-Management Director" is defined in Section 8.03(b).


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


         "Officers" shall have the meaning set forth in Section 8.02.

         "Person" means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

         "Preference Shares" is defined in Section 3.01(e).

         "Priority Allocation Percentage" means, as of the last day of any period, the percentage derived by (i) dividing the aggregate number of Shares other than Class A Shares outstanding as of such day by the aggregate number of Class A Shares outstanding as of such day, and (ii) multiplying the fraction determined in clause (i) by 100.

         "Profits Interest Shares" is defined in Section 3.01(b).

         "Restrictive Loan Covenants" means the covenants of Stilwell and/or JCC under the Stilwell-Janus Joint Credit Facility related to maintaining specified levels of Stilwell Consolidated EBITDA or specified ratios of Stilwell Consolidated EBITDA to other financial characteristics of Stilwell and/or JCC, as such covenants may be amended, modified and/or superceded from time to time.

         "Section 704(c) Property" means any property that is contributed to the Company at a time when its adjusted tax basis for Federal income tax purposes differs from its fair market value and any Company property that is revalued under Section 5.01(c) at a time when its adjusted tax basis for Federal income tax purposes differs from its fair market value.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Share Schedule" shall have the meaning set forth in Section 3.01, as such Schedule is amended from time to time in accordance with the provisions of this Agreement.

         "Shares" shall have the meaning set forth in Section 3.01.

         "Special Management Approval" means the approval, by affirmative vote or written consent, of Management Members holding more than fifty percent (50%) of all outstanding Shares owned by the sixty Management Members who own the sixty largest individual Share holdings of all Management Members.

         "Stilwell" means Stilwell Financial Inc., a Delaware corporation.

         "Stilwell Consolidated EBITDA" means the consolidated "EBITDA" of Stilwell as that term is defined in the Stilwell-Janus Joint Credit Facility.

         "Stilwell-Janus Joint Credit Facility" means the joint credit facilities of Stilwell and JCC dated December 7, 2000, as they may be amended, modified and/or superceded from time to time or any other joint credit or joint borrowing facilities or arrangements entered into at any time and from time to time by Stilwell and/or JCC and/or the Company.

         "Stilwell Members" shall mean those Persons holding Class A Shares of the Company listed as such on the Share Schedule, as such Schedule may be amended from time to time in accordance with the provisions of this Agreement to reflect the issuance or Transfers of Class A Shares in accordance with the provisions of this Agreement. As of the Effective Date the sole Stilwell Member is JCC.

         "Subaccount" shall mean, with respect to each class of Shares held by a Member, the subaccount in that Member's Capital Account that is maintained with respect to such class of Shares (or, if applicable, each series of Shares within a class of Shares).

         "Tag-Along Notice" is defined in Section 9.05(a).

         "Tag-Along Terms" is defined in Section 9.05(a).

         "Tag-Along Interest" is defined in Section 9.05(c).

         "Tax Distributions" is defined in Section 6.01(b).

         "Tax Matters Partner" is defined in Section 5.04.

         "Tax Rate" for any period means the sum, expressed as a percentage, of
(i) the highest marginal rate of Federal income tax applicable to ordinary compensation income earned by individuals (the "Federal Marginal Rate") plus
(ii) 7%, provided, however, if the sum of the percentages specified in the foregoing clauses (i) and (ii) is not a whole number, the Tax Rate shall be the next highest whole number percentage. By way of illustration, if the Federal Marginal Rate for a period is 38.6%, the Tax Rate for such period is 46%.

         "Transfer" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, of a Share to another Person. The terms "Transferred," "Transferring," "Transferor" and "Transferee" shall have correlative meanings.

         "Vesting" means the lapse of a risk of forfeiture attributable to Shares as set forth in the Grant Agreement providing for the issuance of such Shares. The term "Vested" means, with respect to any Shares, that Vesting has occurred with respect to such Shares, and the term "Unvested" means, with respect to any Shares, that Vesting has not yet occurred with respect to such Shares.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections, and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached to this Agreement shall be deemed incorporated in this Agreement as if set forth in full in this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" if such phrase does not otherwise appear. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise provided in this Agreement, any agreement, instrument or statute defined or referred to in this Agreement, or in any agreement or instrument that is referred to, means such agreement, instrument or statute as it may be amended, modified or supplemented from time to time, including (in the case of agreements or instruments) by waiver or consent and (in the case ofstatutes) by succession of comparable successor statutes, together with all attachments thereto and instruments incorporated therein. As used in this Agreement, all references to "majority in interest" and phrases of similar import shall be deemed to refer to such percentage or fraction of interest in either all outstanding Shares or a specified class or other group of Shares, as the context requires.

                                   ARTICLE II
                                   The Company

         SECTION 2.01. Name. The name of the Company is Janus Capital Management LLC. The Board may change the name of the Company or adopt such trade or fictitious names as it may determine from time to time.

         SECTION 2.02. Term. The term of the Company began on February 27, 2002, the date the certificate of formation of the Company was filed in the office of the Secretary of State of Delaware, and shall continue until terminated as provided in Article XI.

         SECTION 2.03. Resident Agent and Registered Office. The name of the resident agent for service of process shall be National Registered Agents, Inc., and the address of the resident agent and the address of the Company's registered office in the State of Delaware shall be 9 East Loockerman Street, Wilmington, Delaware 19901. The Management Committee may change such office and such agent from time to time. At the direction of the Management Committee, the Company shall be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business, and the Officers shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

         SECTION 2.04. Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act, including engaging in any and all activities necessary or incidental to the foregoing.

         SECTION 2.05. Legal Status. The Members acknowledge that the Company has initially been formed as a limited liability company under Delaware law but that the Board may convert the Company at any time and by any legally available means into a limited partnership without the approval of any of the Management Members. Notwithstanding the foregoing, such conversion may be effected only if
(a) it does not result in the recognition of taxable income by the Members; (b) the limited partnership into which the Company is converted is classified as a partnership for Federal tax purposes; and (c) such conversion does not create or increase any obligation of any Member to contribute capital to the Company or impair the limited liability of any Member, in each case unless the Member consents thereto in writing.

         SECTION 2.06. Principal Place of Business. The principal office and place of business of the Company shall be at 100 Fillmore Street, Denver, Colorado. The Board may change the Company's principal office or place of business at any time and may establish other offices or places of business at other locations.

         SECTION 2.07. Fictitious Business Name Statements; Other Filings and Certificates. An Officer or any delegate thereof shall timely prepare, sign, acknowledge, verify, publish, file and record, as may be necessary or appropriate, any notices, certificates, statements or instruments required: (a) to comply with all applicable fictitious business name filing and publication requirements; (b) to comply with all laws that apply to the Company or the conduct of its business; (c) to perfect the Company's formation and maintain its existence; or (d) to enable the Company to hold Company property in the Company's name.

         SECTION 2.08. Execution by Attorney-In-Fact. Any certificate or other instrument that a Member may sign, acknowledge and verify under this Article II may be signed, acknowledged and verified by that Member's attorney-in-fact.

                                   ARTICLE III
                             Shares and Adjustments

         SECTION 3.01.  Shares.

                  (a) The membership interests of the Members in the Company shall be represented by issued and outstanding shares of limited liability company interest ("Shares"). The Shares shall be divided into classes, with each class having the rights and privileges, including voting rights, if any, set forth in this Agreement or as set forth from time to time with respect to new classes of Shares authorized in accordance with the provisions of this Agreement. The Company shall maintain with its books and records a schedule of all Members and the Shares held by them (the "Share Schedule"), which shall be amended and updated from time to time to reflect changes in Share ownership. The Company shall, upon request by any Member, advise such Member of the number of Shares that such Member then holds in each class of Shares and, if requested by a Member, the percentage interest that such Member's Shares represent in each class of Shares and in the Company as a whole based on the number of outstanding Shares as of the date of such request. The Members shall have no interest in the Company other than the interests conferred by this Agreement and represented by the Shares, which shall be deemed to be personal property having only the rights provided in this Agreement. Ownership of a Share shall not entitle a Member to any title in or to the whole or any part of the property of the Company or right to call for a partition or division of the same or for an accounting. Every Member by virtue of having become a Member shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                  (b) The Members acknowledge that the Shares issued as of the Effective Date are being issued in consideration of the following:

                           (i) The Class A Shares are being issued to the Managing Member in consideration for its contribution to the Company of the business and assets of JCC, other than the stock of Janus Holdings Corporation and other excluded assets as specified in

 Exhibit B to that certain Assignment and Assumption Agreement dated as of April 1, 2002, by and between JCC and the Company.

                           (ii) The Class B Shares are being issued to
         Management Members in consideration for their contribution to the Company of Vested JCC stock owned by such Management Members.

                           (iii) The Class C Shares are being issued to
         Management Members in consideration for their contribution to the Company of Unvested JCC Stock granted to such Management Members by JCC in the years 2000 and 2001 for which an election has been made under
         Section 83(b) of the Code.

                           (iv) The Class D Shares are being issued to
         Management Members in consideration for their performance of services rendered and/or to be rendered to or for the benefit of the Company or its subsidiaries. The Class D Shares are intended to constitute "profits interests" as defined in Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-34 I.R.B. 191 (such Shares, and any other Shares that are intended to constitute profits interests within the meaning of such Revenue Procedures, are hereinafter referred to as "Profits Interest Shares").

                           (v) The Class E Shares, representing in the aggregate approximately 5% of the outstanding Shares of the Company as of the Effective Date, are being issued to Management Members in consideration for the performance of services rendered and/or to be rendered to or for the benefit of the Company or its subsidiaries. The Class E Shares are intended to be Profits Interest Shares.

                           (vi) The Class F Shares are being issued to
         Management Members in consideration for their performance of services rendered and/or to be rendered or for the benefit of the Company or its subsidiaries and are intended to constitute the 2001 award of Shares under the LTI Plan. The Class F Shares are intended to constitute Profits Interest Shares.

                  (c) Shares issued after the Effective Date to Management Members in consideration for cash contributions to the Company shall be issued as Class B Shares unless the Board determines that all or any of such Shares should be issued as a new class of Shares. Any Shares purchased by JCC or Stilwell from Management Members, whether pursuant to the Liquidity Plan or otherwise, shall, upon the closing of such purchase, automatically be converted to Class A Shares on a one-for-one basis. If Stilwell or JCC shall contribute Class A Shares (including any such Shares purchased pursuant to the Liquidity
Plan) to the Company for purposes of reissuance to employees of the Company, upon such reissuance such Shares shall be reclassified as Shares of such class as may be specified by the Board.

                  (d) The Class A Shares and Class B Shares shall be fully Vested upon issuance. All other Shares shall be Vested as set forth in the relevant Grant Agreement.

                  (e) Following the execution and delivery of this Agreement, the Company may issue other Shares or admit other Persons as Members as authorized by the Board from time to time in such classes and with such rights as the Board may determine, provided, however, that the Board shall not authorize the issuance of any Preference Shares (as defined herein) that are not Permitted Preference Shares. For such purposes, (i) the term "Preference Shares" means Shares that will have rights as to voting, allocations, distributions (non-liquidating and liquidating) or liquidity (under the Liquidity Plan or otherwise) that are to any extent senior to the rights under this Agreement as to voting, allocations, distributions (non-liquidating and liquidating) or liquidity (under the Liquidity Plan) of any Shares that are outstanding immediately prior to the issuance of the Preference Shares, and (ii) the term "Permitted Preference Shares" means Preference Shares the issuance of which has been approved by Class A Membership Approval and Special Management Approval.

         SECTION 3.02. Issuance of Additional Shares; Admission of Members. The Company may establish eligibility requirements for admission of a subscriber as a Member and refuse to admit any subscriber that fails to satisfy such eligibility requirements. Each eligible Person who subscribes for Shares to be reissued or issued by the Company shall be admitted as a Member of the Company at the time (i) such Person agrees to be bound by the provisions hereof (including the representations and warranties set forth in Section 3.03) by executing an instrument satisfactory to the Board whereby such Person becomes a party to this Agreement as a Member, (ii) the Board accepts such instrument on behalf of the Company and (iii) the subscriber makes the required capital contribution(s), if any. Existing Members shall have no preemptive or similar right to subscribe to the reissuance or issuance of Shares of any class of the Company.

         SECTION 3.03. Representations and Warranties of Members. Each Member (including each Member admitted after the Effective Date) hereby represents and warrants to the Company and each other Member, and, where applicable, agrees, as follows:

                  (a) Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

                  (b) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time.

                  (c) Such Member has acquired or is acquiring (as applicable) the Shares for investment purposes only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof.

                  (d) Such Member understands the Shares of the Company have not been registered under the Securities Act or the securities laws of any jurisdiction and cannot be disposed of unless (i) they are subsequently registered and/or qualified under applicable securities laws or the Member provides evidence reasonably satisfactory to the Management Committee that an exemption from such registration and qualification is available, and (ii) the provisions of this Agreement have been complied with.

                  (e) The execution, delivery and performance of this Agreement by such Member do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents
(if an entity) or any agreement or instrument to which it is a party or by which it is bound.

                  (f) With respect to any Profits Interest Shares received by such Member, he does not intend to dispose of such Shares within two years from the date of each Share's issuance.

                  (g) With respect to any Profits Interest Shares received by such Member, he will treat himself as the owner of such Shares from the date of grant.

                  (h) With respect to any Profits Interest Shares received by such Member, he will take into account the distributive share of partnership income, gain, loss, deduction, and credit associated with such Shares in computing the Member's income tax liability for the entire period during which the Member owns such Shares.

                  (i) Such Member will not claim any deduction for income tax purposes (as wages, compensation, or otherwise) with respect to the issuance or Vesting of any Shares that are Profits Interest Shares at the time of issuance and that are not disqualified as such prior to Vesting.

                  (j) Such Member will not take any action that causes the Company to be treated, for Federal income tax purposes, as a publicly traded partnership with the meaning of Section 7704 of the Code.

         SECTION 3.04. Warranties of the Company. The Company hereby agrees as follows:

                  (a) The Company will treat each Member that has received Profits Interest Shares as the owner of such Shares from the date of grant.

                  (b) The Company will allocate to a Member that has received Profits Interest Shares the distributive share of partnership income, gain, loss, deduction, and credit associated with such Shares for the entire period during which the Member owns such Shares.

                  (c) The Company will not claim any deduction for income tax purposes (as wages, compensation or otherwise) with respect to the issuance or Vesting of any Shares that are Profits Interest Shares at the time of such issuance and that are not disqualified as such prior to Vesting.

                  (d) The Company will not take any action that causes the Company to be treated, for Federal income tax purposes, as a publicly traded partnership with the meaning of Section 7704 of the Code.

         SECTION 3.05. Adjustments upon Changes in Capitalization. In the event of any dividend of limited liability company interests (but not including the grant of Profits Interest Shares), split of limited liability company interests, recapitalization, combination, exchange or any merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, the Board shall adjust the aggregate amount or attributes of any Shares then outstanding in order to appropriately reflect such event, provided, however, that (i) all Shares that are outstanding immediately prior to any such event are treated equally in all material respects (taking into account any differences between Shares of different classes), and (ii) such adjustment does not create or increase any obligation of any Member to contribute capital to the Company or impair the limited liability of any Member, in each of clauses (i) and (ii) unless such Member consents thereto in writing, and provided further, that any merger, consolidation or other combination of the Company with any other business entity shall also be subject to the provisions of Section 12.06. In no event shall any adjustments authorized under this Section 3.05 diminish the respective rights of the Members to receive liquidation proceeds upon a liquidation and dissolution of the Company. Any such adjustment by the Board, or any determination by the Board that no such adjustment is appropriate, shall be conclusive and binding on all Members.

                                   ARTICLE IV
                              Capital Contributions

         SECTION 4.01. Contributions. Except as provided for under the Liquidity Plan with respect to contributions by JCC to fund the repurchase of Shares by the Company, no Member shall be required to make any capital contribution to the Company after the date of this Agreement, and no such capital contribution shall be permitted unless otherwise agreed to by the Board.

         SECTION 4.02. Negative Balances; Withdrawal of Capital. No Member shall have any obligation to the Company or any other Member to restore any negative balance in his or her Capital Account. No Member may withdraw capital or receive any distributions except as specifically provided in this Agreement.

         SECTION 4.03. Claims of Members. The Members shall have no right to the return of their capital contributions, if any, and shall have no recourse against the Company or any Covered Person for the return of such amount.

                                    ARTICLE V
                  Capital Accounts, Allocations and Tax Matters

         SECTION 5.01.  Capital Accounts.

                  (a) There shall be established for each Member on the books of the Company a Capital Account that shall be maintained and adjusted as provided in this Article V. The Capital Account of each Member shall be increased by (i) the amount of all cash capital contributions (if any) by such Member to the Company, (ii) the Fair Market Value of any property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and
(iii) the amount of any Net Income (or items of gross income) or Net Property Gain (or items thereof) allocated to such Member under this Article V. The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member by the Company, (ii) the Fair Market Value of any property distributed to such Member by the Company (net of any liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Loss

(or items of loss or deduction) or Net Property Loss (or items thereof) allocated to such Member under this Article V. The Capital Account of each Member shall also be adjusted appropriately as determined by the Board to reflect any other adjustment required by Treasury Regulation Section 1.704-1 or 1.704-2.

                  (b) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with other provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                  (c) Except as required otherwise pursuant to Treasury Regulations or other administrative authority issued by the Internal Revenue Service under Section 704(b) of the Code, immediately preceding the effective date of any Book Event (determined as provided for herein), the Book Value of the Company property shall be adjusted (upward or downward, as applicable) to its Fair Market Value at that time. Each Capital Account of a Member shall also be adjusted (upward or downward, as applicable) in the manner and to the extent it would be adjusted if all Company property were sold as of the effective date of such Book Event for its Fair Market Value and the net gain or net loss, as applicable, resulting from such deemed sale of assets were "Net Property Gain" or "Net Property Loss," as applicable, and allocated pursuant to Section 5.02(b) of this Agreement. For such purposes, the effective date of a Book Event shall be (i) if such event occurs on a Business Day other than the last Business Day of a calendar month, the last day of the immediately preceding calendar month, or (ii) if such event occurs on the last Business Day of a calendar month or on any non-Business Day following the last Business Day of a calendar month, the last day of such calendar month.

                  (d) In the event that any Shares in the Company are Transferred, the Transferee of such Shares shall succeed to the portion of the Transferor's Capital Account and Minimum Gain attributable to such Shares, and the Capital Accounts of the Transferor and the Transferee shall be adjusted to reflect the subtraction or addition, respectively, of such portion.

                  (e) In the case of any Member who holds Shares of more than one class, such Member's Capital Account shall be maintained with Subaccounts reflecting the portion of such Member's Capital Account attributable to each such class of Shares.

                  (f) For purposes of establishing the Capital Accounts of the Members as of the Effective Date, the Members agree that: (i) the aggregate Fair Market Value (net of liabilities) of the JCC business assets and JCC stock contributed by Members in exchange for Class A Shares, Class B Shares and Class C Shares is specified in Schedule A attached hereto; (ii) the aggregate Capital Account balances allocable to the Class A, B, C, D, E and F Shares as of the Effective date are as set forth in Schedule A; and (iii) as of the Effective Date the Capital Account balance represented by each Share of a class of Shares is equal to the aggregate Capital Account balance allocable to such class of Shares as of the Effective Date, as reflected on Schedule A, divided by the number of Shares of such class outstanding as of the Effective Date.

         SECTION 5.02.  Allocations.

         For each calendar month, or any portion thereof with respect to which the provisions of this Agreement require allocations to be made, allocations shall be made as follows:

                  (a) Net Income and Net Loss shall be allocated to the Members as follows:

                           (i) Net Loss shall be allocated among the Members in proportion to the respective number of Shares held by each Member as of the last day of the calendar month, provided, however, in no event shall any Member be allocated an amount of Net Loss under this Section 5.02(a)(i) in excess of the positive balance in such Member's Adjusted Capital Account immediately prior to giving effect to the allocations under this Section 5.02(a)(i). Any amount of Net Loss otherwise allocable to a Member which is not allocable to such Member by reason of the positive Capital Account limitation in the preceding sentence shall be allocated among all other Members in proportion to their respective positive Capital Account balances determined after giving effect to the initial allocations of Net Loss under the immediately preceding sentence.

                           (ii) Net Income shall be allocated as follows:

                                    (A) First, Net Income in an amount equal to
                  (x) the JIHLLC Class A Priority Distribution Amount for such calendar month, multiplied by (y) the Priority Allocation Percentage shall be allocated among the Management Members in proportion to the respective number of Shares other than Class A Shares held by each such Member as of the last day of the calendar month. Notwithstanding the foregoing:

                                            (1) If the Applicable EBITDA of the
                           Company with respect to such month is less than the EBITDA Threshold Value, then (i) no Net Income shall be allocable under this Section 5.02(a)(ii)(A) for such month with respect to Unvested Class E Shares, and (ii) the amount of Net Income otherwise allocable under this Section 5.02(a)(ii)(A) with respect to Unvested Class E Shares shall be allocated pursuant to the provisions of Section 5.02(a)(ii)(B). If the Company's Net Income for any calendar month is less than an amount equal to the JIHLLC Class A Priority Distribution Amount for such month multiplied by the Priority Allocation Percentage (the "Priority Allocation Amount"), there shall be allocated to each Member holding Shares other than Class A Shares an amount of gross income sufficient so that the aggregate amount of allocations of Net Income plus gross income under this Section 5.02(a)(ii)(A) is equal to the Priority Allocation Amount less any amount otherwise allocable with respect to Unvested Class E Shares that is instead allocable under
                           Section 5.02(a)(ii)(B) by reason of the EBITDA limitation in the first sentence of this Section 5.02(a)(ii)(A)(1).

                                            (2) The amount of Net Income
                           otherwise allocable to a Management Member under this
                           Section 5.02(a)(ii)(A), determined after giving effect to the provisions of section 5.02(a)
                           (ii)(A)(1) above, shall be reduced by such Management Member's allocable share of JCC Dividend Income (as defined herein) for the applicable month and for any prior months to the extent not previously taken into account as a reduction under this Section 5.02(a)(ii)(A)(2), with such allocable share to be deemed proportionate to such Management Member's allocable share of Net Income under Section 5.02(a)(ii)(B). As used herein, the term "JCC Dividend Income" means income attributable to the Company's receipt of dividends with respect to any capital stock of JCC held by the Company.

                                            (3) The Members acknowledge that Net
                           Income allocations under this Section 5.02(a)(ii)(A) are made on a monthly basis, whereas the JIHLLC Priority Amount is determined on a calendar quarter basis. The Members agree that the Company shall be authorized to adopt such procedures as it deems appropriate for purposes of reconciling such quarterly JIHLLC amounts with the need to make monthly allocations under this Section 5.01(a)(ii)(A), including, if the Company deems it appropriate, making monthly allocations using its estimate of the applicable month's JIHLLC Class A Priority Distribution Amount and then reconciling such monthly estimates in the last month of a calendar quarter based on the actual JIHLLC Class A Priority Distribution Amount for such calendar quarter.

                                    (B) Second, any remaining Net Income shall
                  be allocated among the Members in proportion to the respective number of Shares held by each Member as of the last day of the calendar month. Notwithstanding the foregoing, if the Applicable EBITDA of the Company with respect to such month is less than the EBITDA Threshold Value, then (i) no Net Income shall be allocable under this Section 5.02(a)(ii)(B) for such month with respect to Unvested Class E Shares, and (ii) the amount of Net Income otherwise allocable under this Section 5.02(a)(ii)(B) with respect to Unvested Class E Shares shall be allocated among the Members in proportion to the respective number of Shares other than Unvested Class E Shares held by each Member as of the last day of the calendar month.

                                    (C) The Members acknowledge that the
                  limitations in this Section 5.02(a)(ii), pursuant to which allocations of Net Income under this Section 5.02(a)(ii) are not made with respect to Unvested Class E Shares for any month in which the Company's Applicable EBITDA is less than the EBITDA Threshold Value, are intended to facilitate compliance by Stilwell and JCC with the Restrictive Loan Covenants. If, at any time after the Effective Date, the Restrictive Loan Covenants are terminated or otherwise become nonoperative (except pursuant to a temporary waiver by the lenders under such credit facilities that is requested by JCC and/or Stilwell in the event of extraordinary cash flow circumstances), then such limitations on allocations with respect to Unvested Class E Shares under Section 5.02(a)(ii)(A) and Section 5.02(a)(ii)(B) shall not apply during the period or periods with respect to which the Restrictive Loan

                  Covenants are terminated or are otherwise nonoperative, in which case all allocations thereunder shall be made with respect to holdings of all Class E Shares without regard to such EBITDA limitations.

                  (b) Net Property Loss and Net Property Gain shall be allocated to the Members as follows:

                           (i) Net Property Loss shall be allocated among the Members in proportion to the respective number of Shares held by each Member as of the last day of such calendar month, provided, however, in no event shall any Member be allocated an amount of Net Property Loss under this Section 5.02(b)(i) in excess of the positive balance in such Member's Adjusted Capital Account immediately prior to giving effect to the allocations under this Section 5.02(b)(i). Any amount of Net Property Loss otherwise allocable to a Member which is not allocable to such Member by reason of the positive Capital Account limitation in the preceding sentence shall be allocated among all other Members in proportion to their respective positive Capital Account balances determined after giving effect to the initial allocations of Net Property Loss under the immediately preceding sentence.

                           (ii) Net Property Gain shall be allocated among the Members in proportion to the respective number of Shares held by each Member as of the last day of the calendar month.

                  (c) For purposes of all of the foregoing allocation provisions of this Section 5.02, references to Shares shall mean Vested and Unvested Shares. If there are Transfers, issuances, redemptions or forfeitures of Shares or other changes in the proportionate holdings of Shares by Members during a calendar month, Net Income, Net Loss, Net Property Gain and Net Property Loss shall be allocated among Members based on their respective Shares as of the last day of such calendar month.

                  (d) Prior to making any other allocations under this Agreement, the following special allocations shall be made:

                           (i) Minimum Gain Chargeback. The Company shall allocate items of income and gain among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

                           (ii) Allocation of Deductions Attributable to Company Nonrecourse Liabilities. The Nonrecourse Deductions of the Company shall be allocated among the Members in the same manner as Net Property Loss is allocated under Section 5.02(b)(i). For purposes of this
         Section 5.02(d)(ii), the term Nonrecourse Deduction has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1).

                           (iii) Allocation of Deductions Attributable to Member Nonrecourse Liabilities. Any nonrecourse deductions attributable to a Member Nonrecourse Liability shall be allocated among the Members that bear the economic risk of loss for such Member Nonrecourse Liability in accordance with the ratios in which the Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(l).

                           (iv) Qualified Income Offset. The Company shall specially allocate items of income and gain when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                           (v) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.02(d)(iv) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section 5.02 have been tentatively made as if this Section 5.02(d)(iv) were not in this Agreement.

                  (e) Notwithstanding the foregoing, the Company shall have the power to make such allocations for Federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the interests of the Members, in each case within the meaning of the Code and the Treasury Regulations, provided, however, that such adjustments to allocations shall be effected in a manner so as to preserve the intended economic interests of the various holders of Shares as contemplated under this Agreement.

                  (f) In the event that, following the Effective Date, there is a binding determination, whether pursuant to an agreement with the Internal Revenue Service or pursuant to a judicial decision that is no longer subject to appeal, that the net fair market value of the JCC business assets and JCC stock contributed by JCC and Management Members in exchange for Class A, Class B and Class C Shares is greater than the fair market value thereof as determined as of the Effective Date by the Board (such excess value is referred to herein as the "Excess Value Amount"), then (i) the Capital Accounts of JCC and such Management Members shall be allocated their respective shares of such Excess Value Amount, with such allocation to be deemed made as of the Effective Date, and (ii) the Capital Accounts of all Members shall be redetermined so as to reflect the allocation of Net Income, Net Loss, Net Property Gain and Net Property Loss (including any such allocations resulting from Book Events) that would have been made pursuant to the provisions of this Article V if such Excess Value Amount had been taken into account for Capital Account purposes as of the Effective Date.

                  (g) Notwithstanding the foregoing (other than Section 5.02(d)): (i) there shall be allocated to the holders of the Class A Shares one hundred percent of the deduction attributable to any exercise by any Management Member of any option to acquire Stilwell stock, and (ii) there shall be allocated to the holders of the Class A Shares one hundred percent of the deductions attributable to the Company Royalty Arrangement Expenses.

                  (h) The Company's "excess nonrecourse liabilities", as such term is defined in Treasury Regulation Section 1.752-3(a)(3), shall be allocated among the Members in proportion to the respective number of shares held by each Member as of the day with respect to which such allocation is being determined.

         SECTION 5.03.  Allocations for Federal Income Tax Purposes.

                  (a) The Company's ordinary income and losses, capital gains and losses and other items as determined for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated among the Members in the same proportions as the corresponding "book" items are allocated under Section 5.02. Notwithstanding the foregoing sentence, Federal income tax items relating to any Section 704(c) Property shall be allocated among the Members in accordance with Section 704(c)(1)(A) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704-3(b) to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Company or revaluation under Section 5.01(c), as applicable. The "traditional method" for Code Section 704(c) allocations, as described in Treasury Regulation Section 1.704-3(b), shall be used by the Company with respect to all Section 704(c) Property. Items described in this Section 5.03 shall neither be credited nor charged to the Capital Accounts of the Members.

                  (b) All matters concerning allocations for Federal, state and local and foreign income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Company.

         SECTION 5.04. Tax Matters Partner. The Managing Member shall act as the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law and shall manage administrative tax proceedings conducted at the Company level by the Internal Revenue Service or other taxing authorities. All expenses incurred by the Managing Member while acting in such capacity shall constitute Company expenses.

         SECTION 5.05. Tax Treatment. The Members agree that the Company shall be treated as a partnership for purposes of Federal, state and local income and other taxes, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith.

         SECTION 5.06. Tax Information. The Tax Matters Partner shall cause all required tax returns (including information returns) of the Company and its subsidiaries to be timely filed. The Company shall deliver an Internal Revenue Service Form K-1 (or an equivalent form) to each Member at such time as would reasonably enable such Member to prepare and timely file his or her Federal income tax return by the normal due date therefor, provided, however, in the event of extenuating circumstances, such Form K-1 (or equivalent form) may be delivered to Members at a later date so long as it is delivered in time to enable the Member to prepare and timely file his or her income tax returns by such extended filing date that is automatically available to the Member.

         SECTION 5.07. Tax Elections. Except as otherwise provided in this Agreement, all elections required or permitted to be made by the Company under the Code (or other applicable tax law) and all material decisions with respect to the calculation of its taxable income or tax loss or other tax items under the Code (or other applicable tax law) or any other matter encompassed by this
Article V, including any determinations regarding the Fair Market Value of any property, shall be made in such manner as may be determined by the Company, and such determinations shall be conclusive and binding on all Members.

         SECTION 5.08.  Tax Withholding.

                  (a) Notwithstanding any provision in this Agreement to the contrary, the Company is authorized to take any and all actions that it determines to be necessary or appropriate to insure that the Company satisfies its withholding and tax payment obligations under Section 1441, 1445, 1446 or any other provision of the Code (or other applicable law). The Company may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable or awarded by grant to any Member under any provision of this Agreement; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying Articles V and
VI. In the event that the Company withholds or pays tax in respect of any Member for any period in excess of any amounts otherwise distributable to such Member for such period (or there is a determination by any taxing authority that the Company should have withheld or paid any tax for any period in excess of the tax, if any, that it actually withheld or paid for such period), such excess amount (or such additional amount) shall be reimbursed promptly by such Member to the Company.

                  (b) In the event that the Company determines, based on the advice of its tax advisers, that the grant or Vesting of any Shares may be, or may be treated by any taxing authority as, an event in respect of which a tax is required to be withheld, the Company may withhold from such grant a portion of the Shares having a Fair Market Value equal to the amount of such withholding tax or require that the relevant Member pay any part or all of such withholding tax to the Company in cash.

         SECTION 5.09. Fiscal Year. Except as otherwise required by the Code or as otherwise determined by the Board, the Fiscal Year of the Company for tax and accounting purposes shall be the calendar year or, solely in the case of any non-calendar period for which the Company is required to file a Federal income tax information return, such non-calendar year period.

                                   ARTICLE VI
                          Non-Liquidating Distributions

         SECTION 6.01.  Priority Distributions and Tax Distributions.

                  (a) On or before each Estimated Tax Date, the Company shall make distributions to each Management Member in an amount equal to the Net Income and gross income allocated to such Member pursuant to the provisions of
Section 5.02(a)(ii)(A) in respect of each calendar month ending prior to the applicable Estimated Tax Date with respect to which no prior distributions under this Section 6.01(a) have been made. In addition to the foregoing distributions, on or before the June 15 and September 15 Estimated Tax Dates there also shall be distributed to each Management Member an amount equal to the Company's estimate of the Net Income and gross income that will be allocable to such Management Member pursuant to the provisions of Section 5.02(a)(ii)(A) in respect of the month of June or the month of September (as applicable).

                  (b) Subject to the third sentence of this Section 6.01(b), the Company shall, on or before each Estimated Tax Date (as defined herein), make a distribution (a "Tax Distribution") to each Member in an amount equal to the Tax Rate multiplied by the amount of taxable income of the Company (as determined for Federal income tax purposes) allocated to such Member in respect of the calendar months ending prior to the applicable Estimated Tax Date with respect to which no Tax Distributions have been made, provided, however, no distributions shall be made under this Section 6.01(b) with respect to Federal taxable income allocated to such Member under Section 5.03 or pursuant to
Section 5.02(a)(ii)(A) and with respect to which a priority distribution is made under Section 6.01(a). In addition to the foregoing Tax Distributions, on or before the June 15 and September 15 Estimated Tax Dates there also shall be distributed an additional Tax Distribution to each Member in an amount equal to the Tax Rate multiplied by the Company's estimate of the Company's taxable income (other than taxable income allocable under Section 5.03(a) or Section 5.02(a)(ii)(A)) that will be allocable to such Member in respect of the month of June or the month of September (as applicable). The Company shall be relieved of its obligations to make Tax Distributions while and to the extent that it determines that such distributions, if made, would likely cause the Company to be or remain in default under any agreements with lenders or other creditors (but excluding a default under a financial covenant which only affects the right of the Company to make additional drawdowns under a loan agreement or other credit facility).

                  (c) If the aggregate amount distributed to a Member pursuant to Section 6.01(b) for any calendar year exceeds an amount equal to the Tax Rate multiplied by the amount of Federal taxable income of the Company allocated to such Member for the entire calendar year other than Federal taxable income allocable under Section 5.03(a) or pursuant to Section 5.02(a)(ii)(A) (an "Excess Tax Distribution"), then such Member shall pay to the Company such Excess Tax Distribution within 60 days after the Company determines the amount of the Excess Tax Distribution and notifies the Member thereof. Alternatively, the Company may, at any time, reduce the amount of subsequent distributions otherwise distributable to such Member under this Article VI by the amount of such Member's Excess Tax Distribution.

         SECTION 6.02. Other Distributions. It is the intent and understanding of the Members that the general distribution policy of the Company shall be that, absent either (i) circumstances requiring the Company to hold cash reserves in excess of customary levels as reasonably determined by the Board, or
(ii) the Company's need for cash to make redemption purchases under the Liquidity Plan, for each Fiscal Year the Company ordinarily will make aggregate distributions, under Sections 6.01 and this Section 6.02, equal to 85% or more of the Company's Federal taxable income for such Fiscal Year. If, consistent with the general intent reflected in the immediately preceding sentence, the Company determines to make distributions pursuant to this Section 6.02, such distributions shall be made (i) at such time or times as may be determined by the Board, and generally at least as soon as practicable following the end of each calendar year, and (ii) to the Members in proportion to their respective allocations for each calendar year of Net Income pursuant to Section 5.02(a)(ii)(B).

         SECTION 6.03. General Limitation. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any distributions except to the extent permitted under the Delaware Act.

         SECTION 6.04. Distributions in Kind. All distributions under this
Article VI shall be in cash unless the Board elects to make such distributions in whole or in part in kind (in which case such distributions in kind shall be made pro rata in accordance with the total amounts to be distributed to the Members). For purposes of this Agreement, including for purposes of determining amounts distributable to any Member under Section 6.02 or 11.03 and for purposes of the allocations under Article V, any property to be distributed in kind shall be assigned its Fair Market Value in such manner as may be determined by the Company, and such determination shall be conclusive and binding on all Members.

         SECTION 6.05. Set off and Withholding. Notwithstanding any provision to the contrary in this Agreement, the Company may set off against, or withhold from, any distribution of cash or property in kind to any Member, in respect of any amounts due from such Member to the Company under this Agreement or such Member's Grant Agreement, to the extent not otherwise paid. Any amounts so set off or withheld shall be applied by the Company to discharge the obligation in respect of which such amounts were set off or withheld. All amounts set off or withheld under this Section 6.05 that are attributable to any Member shall be treated as amounts distributed to such Member for all purposes under this Agreement.

         SECTION 6.06. JIHLLC Expenses. The amount of distributions payable with respect to the Class A Shares for any period shall be reduced by the amount of the Company's JIHLLC Expenses for such period, it being the intention hereunder that the Class A shareholders shall bear the economic burden of all JIHLLC Expenses.

                                   ARTICLE VII
                                Books and Records

         SECTION 7.01. Books and Records. The financial accounting books and records of the Company shall be kept in accordance with United States generally accepted accounting principles. The tax books and records of the Company shall be kept on the basis of Federal income tax accounting principles using the accrual method of accounting. The Company shall keep or cause to be kept such books of account and records with respect to the Company's business as the Company deems appropriate. Except as otherwise determined by the Company, the Members' rights to receive information concerning the Company's affairs, and to have access to the Company's books and records, shall be limited solely to the rights provided to such Members under Section 18-305 of the Delaware Act, all of which rights shall be subject to such reasonable standards and restrictions as may be imposed by the Company, and any expenses incurred by the Company as a result of the exercise of such rights shall be borne entirely by the exercising Member.

         SECTION 7.02. Confidentiality. Unless otherwise approved in writing by the Management Committee, each Member agrees to keep confidential, and not disclose to any Person, any nonpublic information that pertains to the business and affairs of the Company and that could reasonably be viewed as confidential or proprietary in nature; provided that such Member may make such disclosure to the extent that (i) the information being disclosed is otherwise generally available to the public (other than as a result of a disclosure by such Member in violation of this Section 7.02), (ii) such disclosure is to the legal, accounting, tax or financial advisors of the Member, (iii) such disclosure is required by any governmental tax body, agency, official or authority having jurisdiction over such Member, or (iv) such Member determines, based on advice of legal counsel or, when applicable, a qualified tax advisor, that such disclosure is otherwise required by law. Unless a shorter period is reasonable under the applicable circumstances, at least ten days prior to making any disclosure described in clause (iii) or (iv) of this Section 7.02, the Member
(x) shall notify the Company of such disclosure so that the Company may seek an appropriate protective order or other appropriate remedy to prevent such disclosure and (y) use his or her reasonable efforts (as determined under the circumstances) to obtain reliable assurance that such confidential treatment will be accorded any disclosed information. The obligations of each Member under this Section 7.02 shall survive and continue notwithstanding any termination of such Member's membership interest in the Company.

                                  ARTICLE VIII
                            Management of the Company

         SECTION 8.01. Management Under Authority of the Members. The business and affairs of the Company shall be managed under the authority of the Members subject to and in accordance with the provisions set forth in this Article VIII. The parties acknowledge that all management authority and responsibility for the Company is vested in the Managing Member.

         SECTION 8.02.  JLLC Management.

                  (a)      Responsibility and Authority.

                           (i) The chief executive officer of the Company (the "CEO") and the other officers of the Company (the "Officers" and, together with the CEO, the "JLLC Management") shall have the primary responsibility for the day-to-day management and operation of the Company's business and affairs, including responsibility and authority for the following:

                                    (A) (1) portfolio management policy,
                  including the establishment of investment strategy and policy,
                  (2) product development and sales and marketing policies, (3) brand management and (4) choice and development of distribution channels;

                                    (B) the hiring, promotion, firing and
                  determination of the compensation of all employees, consultants, agents, professionals or other advisors of the Company, in each case as is deemed appropriate by JLLC Management;

                                    (C) proposing the forms of employment
                  agreements to be offered to employees of the Company and its subsidiaries, which forms shall be subject to approval by the Board as contemplated by Section 8.03(m)(xii);

                                    (D) determining which employees shall be
                  employed pursuant to the terms of an employment agreement that has been approved in accordance with Section 8.02(a)(i)(C);

                                    (E) allocating the aggregate amount of
                  annual grants under the LTI Plan (as approved by the Board pursuant to Section 8.03(m)(ix))(the "Annual Aggregate LTI Plan Grant") among employees of the Company and its subsidiaries;

                                    (F) proposing the annual operating and
                  capital budget for the Company and its subsidiaries, which shall be subject to approval by the Board as contemplated by
                  Section 8.03(m)(i);

                                    (G) drawing down funds under an existing
                  credit facility or other similar credit arrangement that has been duly established pursuant to the terms of this Agreement; provided, however, that the aggregate principal amount of Indebtedness incurred and outstanding at any time under all such credit facilities or credit arrangements pursuant to this
                  Section 8.02(a)(i)(G) shall not exceed the Credit Facility Amount plus $50,000,000 or (if applicable) such higher amount as is authorized by the Board or provided for or otherwise contemplated under the Annual Budget,

                                    (H) executing, delivering, acknowledging,
                  making, modifying, supplementing or amending any agreements or instruments in the name of the Company as authorized by this Agreement;

                                    (I) selecting, supervising and managing the
                  Company's outside legal counsel and other vendors or suppliers of goods or services other than the Company's independent accounting firm; and

                                    (J) taking such other actions as are
                  reasonably necessary and reasonably appropriate in connection with the day-to-day management and operation of the business and affairs of the Company.

                           (ii) The foregoing responsibilities and authority of JLLC Management shall be subject to the requirements of this Agreement, including but not limited to specific voting requirements, pertaining to the approval or implementation of any specified action or matter. In managing the business and affairs of the Company, JLLC Management shall act in the best interests of all Members and shall be subject to the overall supervision and oversight of the Board.

                  (b)      Composition of JLLC Management.

                           (i) Chief Executive Officer. The primary responsibility and authority for the day-to-day management and operation of the business and affairs of the Company, including the establishment and execution of the investment strategy and investment policy of the Company are hereby delegated to the CEO. As of the date of this Agreement, the CEO shall be Thomas H. Bailey. The Board may remove the CEO at any time, with or without cause, and appoint a successor CEO. The annual compensation of the CEO, the grant of Shares to the CEO under the LTI Plan, and any other grant of Shares to or compensation for the CEO shall be approved by a majority of the Non-Management Directors.

                           (ii) Additional Officers. The CEO may select such other Officers, if any, as the CEO deems necessary or appropriate in the conduct of the business and affairs of the Company, which selection of Officers shall be subject to the approval of the Board as contemplated by Section 8.03(m)(xi). Officers shall be subject to removal by the CEO or the Board at any time, with or without cause. Except as otherwise expressly provided in this Agreement, the CEO may delegate to any of the Officers the power, right and authority to manage the day-to-day business and affairs of the Company and for this purpose to exercise any or all authority and to take any or all actions which the CEO or JLLC Management has the authority to exercise under this Agreement. Any Officer may resign as an Officer at any time.

                           (iii)    Chief Operating Officer; Management
         Committee.

                                    (A) Without limiting the generality of
                  Section 8.02(b)(ii), the CEO may delegate all or a portion of the CEO's responsibility and authority for the day-to-day management of the business and affairs of the Company to either a Chief Operating Officer (the "COO") or a management committee (the "Management Committee").

                                    (B) The COO shall be an Officer of the
                  Company and shall be designated by the CEO. The COO may be removed by the CEO or the Board at any time, with or without cause. The COO will report directly to the CEO or to such other Officer or Officers as may be specified by the CEO from time to time.

                                    (C) The Management Committee shall consist
                  of the CEO and such other Officers as the CEO may select. Officers may be removed from the Management Committee by the CEO at any time, with or without cause. The Management Committee will report directly to the CEO or to such other Officer or Officers as may be specified by the CEO from time to time.

                           (iv) Investment Executives. Without limiting the generality of Section 8.02(b)(ii), the CEO may delegate all or a portion of the CEO's responsibility and authority for the investment strategy and investment policy of the Company to one or more investment executives (the "Investment Executives"). Each Investment Executive shall be an Officer of the Company and shall be designated by the CEO. Each

         Investment Executive may be removed by the CEO or the Board at any time, with or without cause. Each Investment Executive will report directly to the CEO.

                  (c) Members of JLLC Management as Agents. The members of JLLC Management shall be agents of the Company for the purpose of the Company's business and affairs. Any action taken by the members of JLLC Management in accordance with this Agreement, and the signature of any member of JLLC Management so authorized by the Company on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of the Company with respect thereto.

                  (d)Schedule of JLLC Management. The initial members of JLLC Management, including the CEO, all other Officers, the members of the Management Committee and Investment Executives, shall be those persons whose names are initially set forth on Schedule B to this Agreement, and an identical schedule shall be maintained as part of the records of the Company and amended from time to time to reflect changes in the members of JLLC Management.

         SECTION 8.03.  Board of Directors.

                  (a) General. The ultimate responsibility for the oversight of the performance of the CEO and JLLC Management will rest with a board of directors of the Company (the "Board").

                  (b) Number and Term of Office. The Board shall have seven directors (each, a "Director"). Four of the Directors shall be "Management Directors" and three of the Directors shall be "Non-Management Directors". The Management Directors shall include either (i) four full-time employees of the Company or (ii) three full-time employees of the Company and one Independent Director. The Non-Management Directors shall be selected by JCC. For purposes of this clause (ii), the term "Independent Director" means any individual who acts as a Director of the Company and who (apart from being a Director of the Company) is not an employee, associate or affiliate (as the terms "associate" and "affiliate" are defined in the Securities Exchange Act of 1934, as amended) of the Company, Stilwell or any of their affiliates, or has held any such position during the previous 36 months. Each Director shall hold office until the next annual meeting of Members following such Director's election or appointment and thereafter until a successor is duly elected or appointed and qualified, or until such Director's prior removal or resignation. As of the date of this Agreement, the Directors shall be those persons whose names are initially set forth on Schedule C to this Agreement, and an identical schedule shall be maintained as part of the records of the Company and amended from time to time to reflect changes with respect to those persons who serve as Directors.

                  (c) Nomination of Directors. All nominations of individuals for election to the Board shall be made as set forth in this Section 8.03(c). Nominations of individuals for election as Management Directors shall be made by the affirmative vote of a majority of the members of the Nominating Committee of the Board. Nominations of individuals for election as Non-Management Directors shall be made by the Managing Member.

                  (d) Chairman of the Board. The Board shall elect a Chairman of the Board (the "Chairman"). The Chairman shall preside at all meetings of Members and of the Board at which the Chairman may be present and shall have such other powers and duties as the Chairman may be called upon by the Board to perform.

                  (e)      Resignations and Removal of Directors.

                           (i) Any Director may resign at any time by giving written notice thereof to the Board. The resignation of any Director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                           (ii) At any time the CEO may propose that a Management Director be removed, whether with or without cause. If such proposal is approved by a majority of the Management Directors other than the Management Director proposed for removal, such Director's membership on the Board shall immediately terminate. In any such event, the vacancy on the Board caused by such removal shall be filled by a majority vote of the remaining Management Directors.

                           (iii) Any Director or the entire Board may be removed, with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding Shares entitled to vote at an election of Directors. Any vacancy in the Board caused by a removal of a Director pursuant to this Section 8.03(e)(iii) shall be filled by the affirmative vote of the holders of record of a majority of the outstanding Shares entitled to vote at an election of Directors.

                  (f) Vacancies. Vacancies on the Board not resulting from a removal pursuant to Section 8.03(e)(ii) or Section 8.03(e)(iii) shall be filled
(i) in the case of a vacancy of a Management Director, by a majority vote of the remaining Management Directors, and (ii) in the case of a vacancy of a Non-Management Director, by a majority vote of the remaining Non-Management Directors.

                  (g) Meetings of the Board and Committees. The Board shall hold regular meetings at least once during each fiscal quarter of each Fiscal Year. Regular meetings of the Board and each committee of Board members (a "Committee") shall be held in Denver, Colorado, unless the Board or such Committee, as the case may be, determines otherwise. Special meetings of the Board may be held whenever called by (i) the Chairman, (ii) a majority of the members of the Board or (iii) any Non-Management Director. Special meetings of any Committee may be called by any member of such Committee. Notice of each regular meeting of the Board or any Committee shall be given to each Director or Committee member, as the case may be, at least three days prior to such meeting, and notice of each special meeting of the Board or any Committee shall be given to each Director or Committee member, as the case may be, at least one day prior to such meeting, and each notice shall contain the date, time and place of the meeting and a brief statement as to the business to be transacted at such meeting. Any Director may waive notice of any regular or special meeting of the Board or any Committee. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not called in accordance with the terms of this Agreement.

                  (h) Telephonic Meetings; Representatives and Proxies. Members of the Board or any Committee may participate in any meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8.03(h) shall constitute presence in person at such meeting, but members of the Board or any Committee may not participate in any meeting by proxy or through an agent or representative.

                  (i) Adjournment. When a meeting of the Board or any Committee is adjourned to another time or place, notice need not be given of the adjourned meeting if the new time and place are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one month in any one adjournment. At the adjourned meeting, the Board or Committee, as the case may be, may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

                  (j) Quorum and Voting. The presence of a majority of the members of the Board at any meeting of the Board shall constitute a quorum for such meeting; provided, however, that any quorum must contain at least one Management Director and one Non-Management Director. The presence of a majority of the members of any Committee at any meeting of such Committee shall constitute a quorum for such meeting. At any meeting of the Board or any Committee where a quorum is present, a majority vote of those present will constitute a vote of the Board or the Committee, as the case may be. Each Director will be entitled to one vote.

                  (k) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or any Committee may be taken by written consent if all of the members of the Board or the Committee, as the case may be, consent thereto in writing.

                  (l)      Management Reports.

                           (i) At each regular meeting of the Board, and at such special meetings of the Board as the Board shall request, appropriate members of JLLC Management shall provide the Board with a report as to the business and operations of the Company (a "Management Report"). Management Reports may include, from time to time, reports on financial, marketing, operations, investment management, legal and risk management matters of the Company.

                           (ii) From time to time (and at least annually) the CEO shall review and discuss with the Board (or, at the CEO's request, the Non-Management Directors) the levels of compensation and the compensation policies and programs applicable to the employees of the Company.

                  (m) Special Approval Requirements for Certain Actions. Notwithstanding anything to the contrary contained in this Agreement, the Company, and JLLC Management on behalf of the Company, may not take any of the following actions without prior approval of the Board:

                           (i) approve the annual operating and capital budget of the Company and its subsidiaries (when so approved, the "Annual Budget");

                           (ii) incur Indebtedness (other than Indebtedness owing to Stilwell, JCC or any subsidiary of the Company) in an aggregate principal amount in excess of the Credit Facility Amount plus $50,000,000 or, if applicable, such higher amount as is provided for or otherwise contemplated under the Annual Budget;

                           (iii) make or agree to make any capital expenditure or expenditures other than capital expenditures that in the aggregate do not exceed in any one Fiscal Year 125% of the amount of capital expenditures provided for in the Annual Budget for such Fiscal Year;

                           (iv) directly or indirectly acquire or agree to acquire, by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture, association or other entity or division thereof, or any direct or indirect interest in any of the foregoing;

                           (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or convey any material portion of the assets of the Company or its subsidiaries outside the ordinary course of business or which are provided for or otherwise contemplated under the Annual Budget;

                           (vi) directly or indirectly make any investment in, or any advance, loan or capital contribution to, any corporation, partnership, joint venture, association or other entity or division thereof, or enter into any joint venture, strategic alliance, partnership or similar business relationship with any third party, provided, however, that the restrictions contained in this Section 8.03(m)(vi) shall not apply to transactions in the ordinary course of the Company's business or which are provided for or otherwise contemplated under the Annual Budget;

                           (vii) enter into any Extraordinary Contract (as defined herein) or modify, amend or terminate any such Extraordinary Contract. As used herein the term "Extraordinary Contract" means any contract, agreement or arrangement which is (A) outside the ordinary course of the Company's business, (B) is not provided for or otherwise contemplated under the Annual Budget, and (C) requires the Company to provide aggregate consideration having a value in excess of $1,000,000;

                           (viii) issue or authorize the issuance of any Shares of the Company to any person other than pursuant to the terms of the LTI Plan;

                           (ix) authorize the Annual Aggregate LTI Plan Grant for each Fiscal Year;

                           (x) except to the extent specifically provided for in this Agreement, (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of, any of the Shares, (B) split, combine or reclassify any of the Shares or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Shares or (C) purchase, redeem or otherwise acquire any of the Shares;

                           (xi) approve the appointment of Officers selected by the CEO pursuant to Section 8.02(b)(ii);

                           (xii) approve any form of employment agreement with respect to the employees of the Company or any of its subsidiaries, or enter into any material amendment or modification with respect to any existing employment agreement;

                           (xiii) approve any change in the principal place of business, Fiscal Year or name of the Company; or

                           (xiv) select the independent accounting firm for the Company.

                  (n)      Committees of the Board.

                           (i) The Board may, from time to time, appoint one or more committees (each, a "Committee"). Each Committee shall consist of two or more Directors and shall include at least one Management Director and one Non-Management Director. The Board may delegate to any such Committee such powers as the Board may deem appropriate; provided, however, that no Committee shall be authorized to (A) appoint any Officer, (B) designate the CEO, (C) fill any vacancy in the Board or any newly created directorship, (D) take any action that requires the vote of a specified proportion of the Board or a specific group of Directors or (E) approve any of the matters set forth in Section 8.03(m).

                           (ii) The Board shall create a Nominating Committee for the nomination of individuals for election to the Board in the manner contemplated by Section 8.03(c). The Nominating Committee shall consist of three Directors, two of whom will be Management Directors and one of whom will be a Non-Management Director. The Management Director members of the Nominating Committee shall be selected by a majority vote of the Management Directors, and the Non-Management Director member shall be selected by majority vote of the Non-Management Directors. Vacancies on the Nominating Committee, other than such vacancies resulting from a removal of a Nominating Committee member from the Board pursuant to Section 8.03(e)(iii), shall be filled as follows: (A) any vacancy of a position on the Nominating Committee previously held by a Management Director shall be filled (1) by appointment by the CEO, if the vacating member is not the CEO, or (2) by the successor CEO, if the vacating member is the CEO, and (B) any vacancy of a position on the Nominating Committee previously held by a Non-Management Director shall be filled by a majority vote of the remaining Non-Management Directors. Vacancies on the Nominating Committee resulting from a removal of a Nominating Committee member from the Board pursuant to Section 8.03(e)(iii) shall be filled by the Director appointed to fill the vacancy on the Board resulting from such removal. The initial members of the Nominating Committee as of the Effective Date shall be the individuals specified as such in Schedule C to this Agreement.

                  (o) Compensation of Directors. By resolution of the Board, each Director shall be reimbursed for any expenses actually incurred for attendance at each meeting of the Board or any Committee. In addition, Independent Directors shall be paid a fixed sum as determined by the Board for attendance at each meeting of the Board or any Committee, which sum may be payable in cash or securities of the Company.

         SECTION 8.04.  Members.

                  (a)      Power of the Members; Voting.

                           (i) No Member, in its capacity as such, shall have the right to amend or terminate this Agreement or to appoint, select, vote for or remove the Directors on the Board or JLLC Management or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided for in this Agreement. Except as specifically provided for in this Agreement, no Member shall have any authority or power to bind or act for or on behalf of any other Member or the Company in any respect in its capacity as Member, with all such authority and power being delegated to the Board and JLLC Management as provided herein.

                           (ii) Notwithstanding anything to the contrary in this Agreement or in the Delaware Act (other than provisions thereof that specifically cannot be altered by the Members), unless otherwise set forth in a Grant Agreement, each Member holding Shares of any class of Shares shall be entitled, with respect thereto, to vote on any action or matter as to which the holders of Shares of such class of Shares are expressly granted voting rights pursuant to the provisions of this Agreement, provided, however, following a Management Member's termination of employment with the Company, such Management Member (or his heirs, if applicable) shall not have any voting rights with respect to Immature Shares. In connection therewith, such Members shall have one vote for each Share owned by them of record according to the books of the Company.

                  (b) Annual Meetings of Members. Annual meetings of Members will be held at the date and time specified by the Board. Annual meetings of Members shall be held in Denver, Colorado, unless otherwise specified by the Board. The election of Directors, as well as the transaction of such other business as may be properly brought before such meeting, shall occur at each annual meeting of Members.

                  (c) Special Meetings of Members. A special meeting of Members may be called at any time by either the Board or by the affirmative vote of the holders of 25% of the outstanding Shares entitled to vote generally. Special meetings shall be held at the date and time specified by the Board or stated in the notice of the meeting.

                  (d) Notice of Meetings. Written notice of each meeting of Members, whether annual or special, shall be given to each Member of record entitled to vote at the meeting, not less than five nor more than 60 days before the date of the meeting, either personally, by mail in a postage-prepaid envelope addressed to him at such Member's address as it appears in the records of the Company, or sent by facsimile, with receipt confirmed, to the facsimile number for such Member that appears in the records of the Company. Every notice of a meeting of Members shall state the date, time and place of the meeting and a brief statement as to the business to be transacted at such meeting. Any Member may, prior to, at the meeting or subsequent thereto, waive notice of any meeting, in writing signed by himself or his or her duly appointedattorney-in-fact.

                  (e) Advance Notice of Member Proposed Business. At any meeting of Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Member. To be properly brought before a special meeting, business must be specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board or the Members calling such special meeting.

                  (f) Quorum and Voting. The presence at any meeting of Members, in person or by duly authorized proxy, of holders of a majority of the outstanding Shares entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting. Directors shall be elected by a plurality of the votes cast by holders of Shares entitled to vote in an election at a meeting where a quorum is present. Member action on all other matters shall be approved if the votes cast in favor of the action exceed the votes cast in opposition to such action, unless otherwise provided by law.

                  (g) Adjournment. When a meeting of Members is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment; provided, however, that if a new record date is fixed, a notice of the adjourned meeting must be given to Members as of the new record date. At the adjourned meeting, Members may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

                  (h) Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken by written consent of the holders of a majority of the Shares entitled to vote on such action, without any prior notice of such action to the other Members.

                  (i) Actions Requiring Member Approval. The Company, and the Board or JLLC Management on behalf of the Company, may not take any of the following actions without prior approval by the affirmative vote of the holders of a majority of the outstanding Shares:

                           (i)      entering the Company into Bankruptcy;

                           (ii) any voluntary liquidation or dissolution of the Company;

                           (iii) the appointment of a liquidating trustee for the Company;

                           (iv) the amendment, modification or termination of this Agreement; or

                           (v) the merger or consolidation of the Company, the sale or other disposition of all or substantially all of the Company's assets, or other similar extraordinary transactions involving the Company.

                  (j) Certain Limitations on Rights of Management Members. Notwithstanding anything in this Agreement to the contrary, the following provisions shall apply with respect to the Management Members:

                           (i) The rights of any Management Member, in its capacity as such, shall be limited to the rights expressly set forth in this Agreement.

                           (ii) A Management Member shall not have any right to bring a derivative or other action on behalf of the Company.

                           (iii) A Management Member shall not have any right to prevent or restrict Stilwell or its Affiliates from engaging in any other business venture or activities of any nature, and a Management Member shall not have any rights whatsoever with respect to the income or profits derived therefrom.

         SECTION 8.05. Reliance by Third Parties. Any Person dealing with the Company, JLLC Management or any Member may rely upon a certificate signed by the CEO, COO, Secretary or Assistant Secretary as to (i) the identity of such member of JLLC Management or such Member, (ii) any factual matters relevant to the affairs of the Company, (iii) the Persons who are authorized to execute and deliver any document on behalf of the Company and (iv) any action taken or omitted by the Company, JLLC Management or any Member.

                                   ARTICLE IX
           Transfers of Shares and Termination of Membership Interests

         SECTION 9.01.  Restrictions on Transfers.

                  (a) Except for Transfers of Shares in accordance with the provisions of the Liquidity Plan, a Management Member shall not Transfer any Share without the written consent of the Company, which consent may be given or withheld in the Company's sole discretion, including, but not limited to, to prevent the Company from being treated as a "publicly traded partnership" under
Section 7704 of the Code. Any Transfer of a Share made in violation of this
Section 9.01 shall be null and void.

                  (b) Subject to the provisions of Section 9.05, JCC may Transfer all or any portion of its Shares at any time. If JCC shall Transfer all of its Shares, the Transferee (or the Transferee with the largest number of Class A Shares, if more than one Transferee) shall be the Managing Member for purposes of this Agreement.

                  (c) Subject to the Delaware Act, and except as provided for in
Section 9.06, no Transfer shall relieve the Transferor of any of his or her obligations under this Agreement without the written consent of the Board.

                  (d) The Company may require the Transferee or recipient to execute and deliver to the Company such instruments as the Board deems necessary or desirable in connection with such Transfer.

         SECTION 9.02.  Termination of Membership Interest.

                  (a) The Managing Member's membership interest in the Company may be terminated only by a Transfer of all of the Shares of the Managing Member, and, without limiting the foregoing statement, shall not be subject to termination by reason of the occurrence of any event set forth in Section 18-304 of the Delaware Act.

                  (b) The membership interest of any Management Member shall be subject to termination (i) upon a Transfer of all of the Shares of such Management Member, (ii) as provided in such Management Member's Grant Agreement, if applicable, and (iii) except as authorized otherwise by the Company, upon such Management Member's termination of employment with the Company (which shall not be deemed to occur during any period of authorized leave of absence), provided, however, the membership interest (other than voting rights) of a Management Member shall not terminate with respect to Immature Shares until such Shares have been purchased pursuant to the Liquidity Plan. Upon any such termination of a Management Member's membership interest in the Company, (i) such Management Member (or his or her legal heirs or representatives, if applicable) shall continue to have all the obligations associated with such Management Member's Shares (including the obligations under Sections 5.05, 5.08, 7.02, 8.04 and 9.01) and (ii) the rights of such Management Member (or his or her legal heirs or representatives, if applicable), other than with respect to Immature Shares, shall be limited solely to (A) the right to receive distributions and allocations under Articles V, VI and XI in respect of Shares owned by such Management Member prior to such termination, and (B) the right to have the Vested portion (if any) of his or her Shares purchased pursuant to the provisions of the Liquidity Plan.

         SECTION 9.03. Shares Not Securities. Shares in the Company shall not be represented by certificates and shall not be "securities" within the meaning of Sections 8-102 and 8-103(c) of Article 8, Subtitle I, Title 6 of the Delaware Code and shall constitute "general intangibles" within the meaning of Section 9-106 thereof.

         SECTION 9.04.  Drag-Along Right.

                  (a) In the event that the Managing Member shall have entered into an agreement with any Person or Persons (such Person, a "Drag-Along Purchaser") regarding the sale of all (or any portion) of its Shares that would reduce the aggregate number of Shares held by the Managing Member to less than 50% of all outstanding Shares at the date of such agreement, the Managing Member shall be entitled, at its option, to require each Management Member to include all (or the same portion of) its Shares in such sale (the "Drag-Along Right"). The Drag-Along Right shall be exercised by written notice given by the Managing Member to each Management Member (the "Drag-Along Notice") at least 15 days prior to consummation of the proposed sale, of the identity of the Drag-Along Purchaser, the aggregate price to be paid by the Drag-Along Purchaser (the "Drag-Along Price") the amount of the purchase price payable with respect to each Share subject to the Drag-Along Right and any other material terms and conditions of the proposed sale (the "Drag-Along Terms"). Upon receipt of such notice, each Management Member shall be obligated to sell all (or such portion of) its Shares in such sale on such Drag-Along Terms , with each such Management Member being subject to the same representations and warranties, covenants, indemnities, holdback and escrow provisions, if any, to which the Managing Member is subject and which have been disclosed in the Drag-Along Notice, provided, however, such terms shall apply to Management Members on a several, and not a joint, basis, and provided further, no such terms shall impose on any Management Member any liability in excess of the net sale proceeds received by such Management Member in such Drag-Along sale. Any sale pursuant to this
Section 9.04 shall not require compliance with Section 9.0l. All reasonable fees and expenses incurred by the Managing Member (including in respect of financial advisors, accountants and counsel to the Managing Member and selling Management Member) in connection with a Transfer pursuant to this Section 9.04 shall be shared on a pro rata basis with each Management Member.

                  (b) At the closing of the proposed sale (which date, place and time shall be designated by the Managing Member and provided to the Management Members in writing at least seven days prior thereto), each Management Member shall deliver written assignments evidencing all (or such portion of) its Shares, in form satisfactory to the Drag-Along Purchaser, duly executed by such Management Member, free and clear of any Liens, against delivery of such Management Member's share of the Drag-Along Price for its Shares as provided in
Section 9.04(c).

                  (c) The Drag-Along Price for all Shares shall be allocated among the Members as follows:

                           (i) First, to the payment of fees and expenses as provided in Section 9.04(a); and


                           (ii) Second, to the Members in proportion to the respective number of their Shares that are sold in the transaction.

                  (d) The provisions of this Section 9.04 shall apply with respect to any sale by Stilwell of shares of stock in JCC that results in Stilwell owning (directly or indirectly) less than 50% of the outstanding shares of JCC stock. In such event, the foregoing provisions of this Section 9.04 shall be applied as if reference to the Managing Member's Shares were reference to Stilwell's JCC stock, provided, however, the provisions of this Section 9.04 shall not apply in the case of a distribution of JCC qualifying under Code
Section 355.

         SECTION 9.05.  Tag-Along Rights.

                  (a) If the Managing Member proposes to Transfer in any transaction or series of related transactions an aggregate amount of its Shares such that, giving effect to such Transfer, the aggregate number of Shares held by the Managing Member is less than 50% of all Shares outstanding at the date of the Tag-Along Notices (as defined below) and the Managing Member elects not to exercise its Drag-Along Right pursuant to Section 9.04, the Managing Member shall provide written notice (the "Tag-Along Notice") to each Management Member of the amount of such Shares to be Transferred, the identity of the prospective Transferee, the purchase price, the terms of the prospective Transferee's financing, if any, and any other material terms and conditions of the Transfer (the "Tag-Along Terms").

                  (b) Upon receipt of a Tag-Along Notice, each Management Member shall have the right to participate in such proposed Transfer on the Tag-Along Terms with respect to the Vested Shares held by such Management Member on a pro rata basis with the Managing Member (based on the number of Vested Shares of the Management Member relative to the number of Shares of the Managing Member), exercisable by delivering written notice to the Managing Member within 15 days from the date of receipt of the Tag-Along Notice. The right of the Management Members pursuant to this Section 9.05(b) shall terminate with respect to that proposed Transfer if not exercised within such 15-day period. Such notice from any Management Member shall specify the number and class of Vested Shares that such Management Member wishes to include in the proposed Transfer if less than such pro rata amount.

                  (c) Following the expiration of the 15-day period referred to in Section 9.05(b), the Managing Member shall notify each Management Member that has exercised its right to participate in such Transfer pursuant to Section 9.05(b) of the portion of such Management Member's Shares which such Management Member may include in the proposed Transfer based on the pro rata allocation described in Section 9.05(b)) (the "Tag-Along Interest"). Each such Management Member shall then be entitled and obligated to sell to the prospective Transferee such Management Member's Tag-Along Interest on the Tag-Along Terms (with each such Management Member being subject, on a several and not a joint basis, to the same representations and warranties, covenants, indemnities, holdback and escrow provisions, if any, and any similar components of the Tag-Along Terms to which the Managing Member is subject and that have been disclosed as part of the Tag-Along Notice). All reasonable fees and expenses incurred by the Managing Member (including for financial advisors, accountants and legal counsel to the Managing Member and the selling Management Member(s)) in connection with a Transfer pursuant to this Section 9.05 shall be shared on a pro rata basis with each Management Member participating in the Transfer.

                  (d) At the closing of the proposed Transfer (which date, place and time shall be designated by the Managing Member and provided to the participating Management Members in writing at least seven days prior thereto), each such Management Member shall deliver written assignments Transferring its Tag-Along Interest, in form satisfactory to the prospective Transferee, duly executed by such Management Member, free and clear of any Liens, against delivery of the purchase price therefor (less such Management Member's pro rata share of fees and expenses as provided in Section 9.05(c)).

                  (e) In the event that, following delivery of a Tag-Along Notice, a Management Member shall not have validly exercised its rights under
Section 9.05(b) with respect to any or all of its Shares within the 15-day period set forth in Section 9.05(b), the Managing Member shall have the right, during the 180-day period following the expiration of such 15-day period, to Transfer to the prospective Transferee the Shares of the Managing Member that were the subject of the Tag Along Notice, on the Tag-Along Terms, without any further obligation in respect of such Shares under this Section 9.05. In the event that the

Managing Member shall not have consummated such Transfer within such 180-day period, any subsequent Transfer of such Shares shall once again be subject to the terms of this Section 9.05.

                  (f) The provisions of this Section 9.05 shall apply with respect to any sale by Stilwell of shares of stock in JCC that results in Stilwell's owning (directly or indirectly) less than 50% of the outstanding shares of JCC stock. In such event, the foregoing provisions of this Section
9.05 shall be applied as if reference to the Managing Member's Shares were reference to Stilwell's JCC stock, provided, however, the provisions of this
Section 9.05 shall not apply in the case of a distribution of JCC qualifying under Code Section 355.

         SECTION 9.06. Liquidity Plan. Management Members shall be entitled (and, upon a termination of employment with the Company, shall be obligated) to sell, and the Company, JCC or Stilwell shall be entitled or obligated (as applicable) to purchase, Shares held by Management Members in accordance with the provisions of the Liquidity Plan attached hereto as Schedule D. In connection with a sale by Stilwell of more than half of the outstanding capital stock of JCC or a sale by JCC of more than half of the Shares of the Company, Stilwell and/or JCC (as applicable) may assign to the Person purchasing such capital stock or Shares (as applicable) its respective obligations under the Liquidity Plan so long as such Person agrees to assume the obligations of Stilwell and/or JCC (as applicable) under the Liquidity Plan, and, upon such an assignment and assumption, Stilwell and/or JCC (as the case may be) shall be released from such obligations so assigned and assumed.

         SECTION 9.07. Effect of Transfers. When any Share is Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

                                    ARTICLE X
            Limitation on Liability, Exculpation and Indemnification

         SECTION 10.01. Limitation on Liability. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided, however, that the foregoing does not negate a Member's obligation to return funds wrongfully distributed to it. Except as otherwise expressly provided in the Delaware Act, the liability of the Members shall be limited to the amount of capital contributions, if any, required to be made by such Member under this Agreement, but only when and to the extent the same becomes due under this Agreement. Notwithstanding the foregoing, nothing in this
Article X shall alter a Management Member's obligations to the Company under any employment, non-compete or nonsolicitation agreement, Grant Agreement or other agreement related to such Management Member's current or former employment by the Company.

         SECTION 10.02.  Exculpation and Indemnification.

                  (a) Except as otherwise specifically provided in this Agreement, no Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company arising from, related to, or in connection with, this Agreement, any Grant Agreement or the Company's business or affairs (including any act or omission by any Member), except for any losses, claims, damages or liabilities resulting from such Member's gross negligence or willful misconduct. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provision of law or in equity or otherwise.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person's professional or expert competence. To the extent that, at law or in equity, a Board member or Officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Board member or Officer acting in connection with this Agreement, any Grant Agreement or the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement, any Grant Agreement or any approval or authorization granted by the Board, the Management Committee or the Members.

                  (c) The provisions of this Agreement and any Grant Agreement, to the extent that they limit the duties and liabilities of the Board members or Officers otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities.

                  (d) The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, to which such Covered Person may become subject, in connection with any matter arising out of or in connection with such Covered Person's actions on behalf of the Company (including such Covered Person's actions while serving as an officer, director, employee or agent of another Person at the request of the Company) in connection with the Company's business or affairs or this Agreement, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount is a result of a Covered Person's not acting in good faith on behalf of the Company or such Covered Person's gross negligence or willful misconduct. If any Covered Person becomes subject to any action, suit, proceeding or investigation in connection with such Covered Person's actions on behalf of the Company in connection with any matter arising out of or in connection with the Company's business or affairs or this Agreement, other than by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or was the result of such Covered Person's gross negligence or willful misconduct, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith or willful misconduct of a Covered Person) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount arising from any claim, demand, action, suit or proceeding to which such Covered Person may become subject as described above in such proportion as is appropriate to reflect any relevant equitable considerations.

                  (e) The obligations of the Company under this Section 10.02 shall be satisfied solely out of and to the extent of the Company's assets, and no Covered Person shall have any personal liability on account thereof.

         SECTION 10.03. Exclusive Jurisdiction. To the fullest extent permitted by applicable law, each Member hereby agrees that any claim, action or proceeding by such Member seeking any relief whatsoever against the Company, the Managing Member or any of its Affiliates or any other Member in such Person's capacity as a Member based on, arising out of, or in connection with, this Agreement or the Company's affairs shall be brought only in an appropriate State court in the State of Colorado or the Federal courts located in the City and County of Denver, and not in any other State or Federal court in the United States of America or any court in any other country; provided, however, that if a Covered Person brings any claim, action, defense or proceeding against the Company or any Member in any other court, the Company or such Member may bring any claim, action , defense or proceeding against such Covered Person in such court. Each Member acknowledges that, in the event of any breach of this Section 10.03, the Covered Persons have no adequate remedy at law and shall be entitled to injunctive relief to enforce the terms of this Section 10.03.

                                   ARTICLE XI
                           Dissolution and Termination

         SECTION 11.01. Dissolution. The Company shall be dissolved and liquidated upon the approval of such action by the affirmative vote of the holders of a majority of the outstanding Shares. No Member shall take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions under applicable law, whether now or hereafter existing. The death, resignation, retirement, removal, bankruptcy, permanent disability or legal incapacity of any Member shall not dissolve or terminate the Company, and all Members hereby agree that in any such event the business of the Company shall be continued, unless the Company is required to be dissolved.

         SECTION 11.02. Winding Up of the Company. Upon dissolution, the Company's business shall be liquidated in an orderly manner. The Managing Member shall act as the liquidator (unless it elects to appoint a liquidator) to wind up the affairs of the Company pursuant to this Agreement. If there shall be no Managing Member, the Member with the largest number of Shares may approve one or more Persons to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any manner that the liquidator shall determine to be in the best interests of the Members.

         SECTION 11.03. Liquidating Distributions. The proceeds of the liquidation of the Company shall be distributed in the following amounts and order of priority:

                  (a) An amount sufficient to satisfy all of the Company's liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves that are, in the judgment of the liquidator, reasonably necessary therefor) shall be distributed to, or reserved for the benefit of, the creditors (including any Members or their respective Affiliates that are creditors) of the Company.

                  (b) Any remaining liquidation proceeds shall be distributed to the Members in accordance with the following provisions:

                           (i) First, all of the remaining assets of the Company shall be deemed to have been sold for their Fair Market Value, and the Capital Accounts of the Members shall be credited or debited (as applicable) to reflect the allocations of Net Property Gain or Net Property Loss (as applicable) that would result from such a sale of assets in the same manner and to the same extent as if such assets had been sold and such Net Property Gain or Net Property Loss had been allocated among the Members in accordance with the provisions of
         Article V.

                           (ii) Second, after giving effect to all
         contributions, distributions and allocations for all periods, all remaining liquidation proceeds shall be distributed to the Members in proportion to their respective positive Capital Account balances, with such distributions to be made by the end of the calendar year or, if later, within 90 days following the date of dissolution of the Company.

         SECTION 11.04. Distribution of Property. In the event it is necessary in connection with the liquidation of the Company to distribute property in kind, such property shall be distributed on the basis of its Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro rata in accordance with the total amounts to be distributed to each Member as liquidation proceeds pursuant to Section 11.03(b)(ii). Such in kind distributions shall be effected so as to vest in each of the Members receiving such an in-kind distribution, as tenants-in-common, an undivided interest in the property distributed. Notwithstanding the foregoing, the liquidator shall have the discretion, to avoid an administratively burdensome large number of owners of the same property, to distribute cash in lieu of property in the case of Members who otherwise would receive only a de minimis interest in such property.

         SECTION 11.05. Termination. The Company shall terminate when all of the assets of the Company, after payment of, or reasonable provision for the payment of, all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article XI and articles of dissolution have been filed in the manner required by the Delaware Act.

                                   ARTICLE XII
                                  Miscellaneous

         SECTION 12.01. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, with respect to the provisions of Article X, each Covered Person.

         SECTION 12.02.  Notices.

                  (a) Except as provided in Section 12.02(c), all notices, requests and other communications to any party hereunder (collectively, a "Notice" or "Notices") shall be in writing (including a facsimile or similar writing), duly signed by the party giving such Notice, and shall be personally delivered by Federal Express, UPS or other comparable courier service, or mailed by certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission to any party at the address or facsimile number that appears on the records of the Company for such party (or at such other address or facsimile number, and to such other Person(s), as such party shall hereafter specify in writing to the Company). Unless and until changed pursuant to a Notice given as provided for hereinbelow, the address and facsimile number for Notices shall be as follows:

         If to Stilwell:             Stilwell Financial Inc.
                                      Attention:  Vice President -- Legal
                                      920 Main Street
                                      21st Floor
                                      Kansas City, Missouri  64105-2008
                                      Fax:  816-218-2450

         If to the Company:          Janus Capital Management LLC
                                      Attention:  General Counsel
                                      100 Fillmore Street, Suite 300
                                      Denver, Colorado 80206-5928
                                      Fax:  303-639-6662

         If to JCC:                  Janus Capital Corporation
                                      c/o Stilwell Financial, Inc. -- Legal
                                      920 Main Street
                                      21st Floor
                                      Kansas City, Missouri  64105-2008
                                      Fax:  816-218-2450

         If to a Management Member:  The address and facsimile number (if any)
                                     for such Management Member on the books and records of the Company

         A party may change its address and/or facsimile number for purposes of Notices hereunder, in the case of Stilwell, the Company or JCC, by Notice to all Members, and in the case of a Management Member, by Notice to the Company and Stilwell.

                  (b) Each such Notice shall be effective (i) if given by facsimile, upon confirmation of receipt of transmission (or, if such confirmation is not during a Business Day, at the beginning of the next Business
Day), (ii) if given by mail, three Business Days (or, if to an address outside the United States, seven calendar days) after such communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 12.02.

                  (c) Notwithstanding the foregoing, a Notice may be given by e-mail transmission to a Management Member at the e-mail address for such Management Member in the books and records of the Company, and such Notice shall be deemed effective upon the sender's receipt of a confirmation that such e-mail has been delivered and opened by the recipient.

         SECTION 12.03.  Powers of Attorney.

                  (a) Each Management Member hereby constitutes and appoints the Managing Member, with unrestricted power of substitution and resubstitution, the true and lawful attorney for such Management Member, with power and authority to act in his or her name and on his or her behalf to make, execute, sign, acknowledge, deliver, swear to, file and record:

                           (i) any certificate of formation, as well as any amendments thereto, which the Company may deem to be necessary, desirable or appropriate to evidence or effect the formation of the Company or to qualify and continue it as a limited liability company or other entity pursuant to Section 2.05;

                           (ii) any instrument or document which the Company may deem to be necessary, desirable or appropriate to effect the continuation of the Company, the admission or expulsion of any Member, or the dissolution and termination of the Company;

                           (iii) any amendment or modification of this Agreement that does not require such Management Member's consent pursuant to
         Section 12.08;

                           (iv) any fictitious name or similar certificate required by law to be filed on behalf of the Company; and

                           (v) all such other instruments, documents and certificates as may from time to time be required by the laws of any jurisdiction, domestic or foreign, to effect, implement, continue and defend the valid and subsisting existence of the Company and its power to carry out its purposes as set forth in this Agreement; provided, however, that the Managing Member shall not knowingly take any action as attorney-in-fact for any Management Member that would (A) increase the liability of such Management Member beyond the liability expressly set forth in this Agreement; (B) increase the amount of the capital contributions, if any, payable by such Management Member; (C) cause such Management Member to lose his or her limited liability status; or
         (D) be inconsistent with any consent requirement in Section 12.06 or
         Section 12.08.

                  (b) It is expressly acknowledged by each Management Member that the foregoing power of attorney is coupled with an interest, irrevocable and shall survive the death, resignation, retirement, removal, bankruptcy, insanity, incompetency or legal incapacity of such Management Member and any assignment, Transfer or other disposition, whether voluntary, by operation of law or otherwise, by such Management Member of all or any portion of his or her Shares and shall extend to such Management Member's successors, assigns and legal representatives.

                  (c) Each Management Member, pursuant to the provisions of the Grant Agreement(s) pursuant to which Shares are issued to such Management Member, shall constitute and appoint the General Counsel the true and lawful attorney for such Management Member, with power and authority to execute this Agreement in the name of and on behalf of such Management Member. Execution of this Agreement by such attorney-in-fact for and on behalf of such Management Member shall be binding and effective to the same extent as if this Agreement were executed directly by such Management Member.

         SECTION 12.04. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any Member, except to the extent the Company may otherwise expressly agree in writing.

         SECTION 12.05. Waiver. No failure by any party to insist upon the strict performance of any covenant, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of any such covenant, term or condition shall operate as a waiver of such or any other covenant, term or condition of this Agreement. Any Member by notice given in accordance with
Section 12.02 may, but shall not be under any obligation to, waive any of his or her rights or conditions to his or her obligations hereunder, or any duty, obligation or covenant of any other Member. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

         SECTION 12.06. Merger or Consolidation. The Company may merge with, combine with or consolidate into, another limited liability company or other business entity only as authorized in accordance with the provisions of Article VIII, provided that if any such merger, combination or consolidation would have any of the consequences set forth in Section 12.08 that would require the approval of any Members if such consequences were accomplished by an amendment to this Agreement, such merger or consolidation shall be subject to the same approval of Members that would be applicable to any such amendment.

         SECTION 12.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and permitted assigns.

         SECTION 12.08. Amendments and Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement (including any provisions incorporated in this Agreement by reference) may be amended, and any provision of this Agreement may be waived, by the affirmative vote or written consent of the holders of a majority of the outstanding Shares subject only to the following limitations:

                           (a) any amendment or waiver that would create or increase any obligation of any Member to contribute capital to the Company or impair the limited liability of any Member shall require such Member's written consent;

                           (b) any amendment or waiver that would materially dilute or otherwise materially adversely affect any Member's right to receive distributions or allocations, as provided in Articles V and VI, in respect of his or her Shares may be effected if such amendment or waiver (i) is not prohibited by subsection (a) above, and (ii) either
         (A) in the case of an amendment or waiver that materially dilutes or otherwise materially adversely affects rights to allocations under
         Section 5.02(a)(ii)(A) or distributions under Section 6.01, is approved by Class A Membership Approval and Special Management Approval, or (B) in the case of an amendment or waiver not described in the foregoing clause (ii)(A), such amendment either (1) is approved by Class A Membership Approval and Special Management Approval, or (2) affects all of the outstanding Shares substantially equally on a pro rata basis (taking into account differences between different classes of Shares);

                           (c) any amendment or waiver of any provision of the Liquidity Plan or Section 9.06 that materially adversely affects any rights or interests thereunder of the holder of any Shares outstanding immediately prior to the effective date of such amendment or waiver shall require the written consent of such holder, provided, however, the foregoing prohibition shall not apply to an amendment or waiver of the Liquidity Plan (i) that is effective only with respect to Shares issued after the effective date of the applicable amendment or waiver, or (ii) that (A) is not prohibited by subsection (a) above, and (B) is approved by Class A Membership Approval and by Non-Class A Membership Approval;

                           (d) any amendment or waiver of the restriction under
         Section 3.01(e) on issuing Preference Shares that are not Permitted Preferred Shares must be approved by Class A Membership approval and by Special Management Approval; and

                           (e) any amendment or waiver of subsection (a) above shall require the written approval of each affected Member; any amendment or waiver of the provisions of subsection (b) or (d) above must be approved by Class A Membership Approval and by Special Management Approval; and any amendment or waiver of the provisions of subsection (c) above must be approved by Class A Membership Approval and by Non-Class A Membership Approval.

         SECTION 12.09. Integration. This Agreement, inclusive of the Schedules hereto, together with the Grant Agreements that are in effect from time to time, constitutes the entire agreement among the parties to this Agreement pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. Without limitation on the foregoing, this Agreement restates and supercedes in its entirety the Limited Liability Agreement of Janus Capital Management LLC dated as of February 27, 2002. No oral covenant, representation or condition shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement. Each

Schedule to this Agreement is hereby incorporated into this Agreement and shall be deemed an integral part of this Agreement.

         SECTION 12.10. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

         SECTION 12.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

         SECTION 12.12. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         SECTION 12.13. Waiver of Partition. Each Member hereby waives any right to partition or division of the Company property.

         SECTION 12.14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

         SECTION 12.15.  Jurisdiction; Consent to Service of Process.

                  (a) Each of the Members hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Colorado State court or Federal court of the United States of America sitting in the City and County of Denver in any action or proceeding arising out of or relating to this Agreement, any Grant Agreement or the Company's business or affairs or for recognition or enforcement of any judgment, and each of the Members hereby irrevocably and unconditionally agrees that, except as provided in Section 10.03, all claims in respect of any such action or proceeding may be heard and determined in such Colorado State court or, to the extent permitted by law, in such Federal court. Each of the Members agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Members hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Company's business or affairs in any Colorado State or Federal court sitting in the City and County of Denver. Each of the Members hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each of the Members irrevocably consents to service of process in connection with any matter referred to above by first-class, certified mail, postage prepaid, at the address and to the Person(s), if any, specified pursuant to Section 12.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first above written.

                     JANUS CAPITAL CORPORATION

                     By:
                                 /s/ Danny R. Carpenter
                           -----------------------------------
                     Name:
                                     Danny R. Carpenter
                           -----------------------------------
                     Title:
                                     Executive Vice President
                           -----------------------------------

                     Solely with respect to Section 9.06 and the Liquidity Plan

                     STILWELL FINANCIAL INC.

                     By:
                                 /s/ Danny R. Carpenter
                           -----------------------------------
                     Name:
                                     Danny R. Carpenter
                           -----------------------------------
                     Title:
                                     Executive Vice President
                           -----------------------------------
                     MANAGEMENT MEMBERS:

                     All Management Members now
                     or hereafter admitted as
                     Members of the Company,
                     pursuant to powers of
                     attorney or other
                     authorizations now or
                     hereafter executed in favor
                     of and delivered or
                     otherwise granted to the
                     General Counsel of the
                     Company.

                     Management Members admitted
                     as of the Effective Date
                     whose names are attached to
                     this signature page as
                     Attachment I:

                     By:
                                 /s/ Thomas A. Early
                           -----------------------------------
                                  Thomas A. Early
                     Title:    General Counsel, Janus Capital Management LLC

                         Attachment I to Signature Page

                     Management Members As Of Effective Date

                         Executing by Power of Attorney

                           Management Members Directly

                             Executing The Agreement



                                /s/ Thomas A. Early
        -------------------------------------------------

        Print Name:                Thomas A. Early
                    ------------------------------------------



                                /s/ Curt R. Foust
        -------------------------------------------------

        Print Name:                Curt R. Foust
                    ------------------------------------------



                                /s/ Eric M. Montag
        -------------------------------------------------

        Print Name:
                                   Eric M. Montag
                    ------------------------------------------



                                /s/ Gregory A. Frost
        -------------------------------------------------

        Print Name:
                                   Gregory A. Frost
                  --------------------------------------------




        -------------------------------------------------

        Print Name:
                  --------------------------------------------




        ------------------------------------------------------

        Print Name:
                  --------------------------------------------




        ------------------------------------------------------

        Print Name:
                  --------------------------------------------




        ------------------------------------------------------

        Print Name:
                  --------------------------------------------

                                   SCHEDULE A

         1. Aggregate Fair Market Value (net of liabilities) of JCC assets and JCC stock contributed to the Company as of the Effective Date:

         2.     Capital Account Balances At Effective Date:

                                   SCHEDULE B

                                 JLLC Management
                           (as of the Effective Date)

                                   SCHEDULE C

                               Board of Directors
                           (as of the Effective Date)

                              Management Directors



Thomas A. Early

Loren M. Starr

Kelley A. Howes

Curt R. Foust

                            Non-Management Directors

Danny R. Carpenter - Chairman

Daniel P. Connealy

Gwen Royle

                              Nominating Committee

Danny R. Carpenter

Thomas A. Early

Loren M. Starr

                                   SCHEDULE D

                   Janus Capital Management LLC Liquidity Plan


         A. Overview. The Liquidity Plan is intended to provide Members of the Company (herein "JLLC") with two opportunities each year to sell some of their JLLC shares. Shares will also be sold upon termination of a Member's employment with JLLC. There are limits on the sales of shares that can be made under the Liquidity Plan. The key details of the Liquidity Plan, including these limitations, are summarized below.

         B. Valuation of Shares. A valuation of JLLC will be established as of the last day of each calendar quarter (each such day, a "Quarterly Valuation Date"). Once a year (or more often if the JLLC Board so determines), an outside adviser selected jointly by Stilwell and JLLC Management will establish a fair market value for all of JLLC. Stilwell and JLLC will use the outside adviser's valuation model, together with such advice and consultation by the outside advisor as Stilwell and JLLC deem appropriate, to make follow-on quarterly valuations on a basis consistent with the valuation by the outside adviser. The value of each share of JLLC will be determined by dividing such value of JLLC by the number of outstanding shares as of the valuation date, and then reducing the result by a discount factor of 25% or such other discount factor as may be determined by Stilwell and JLLC in consultation with the outside advisor.

         C. In-Service Sales of Shares. A Member may sell vested shares of JLLC while he or she is still employed by JLLC (an "In-Service Sale"). The procedure for In-Service Sales is described below. In-Service Sales are subject to the limitations described below in Section E.

                  (a) Valuation Notice from JLLC. In-Service Sales generally will be based on the value of JLLC shares established as of the March 31 and September 30 Quarterly Valuation Dates. JLLC will send a notice to each Member (a "Valuation Notice") setting out this per-share valuation by April 15 or October 15 (as applicable).

                  (b) Liquidity Sale Notice from Members. During the period (the "Regular Notice Period") from April 15 to April 30, or October 15 to October 31, each Member may submit to JLLC a written notice (a "Liquidity Sale Notice") specifying the number of his/her vested shares that he/she desires to sell at the per-share valuation specified in the applicable Valuation Notice. An employee may withdraw a Liquidity Sale Notice, once submitted, at any time until the close of business on the last business day of the Regular Notice Period.

                  (c) Purchase of Shares. Vested shares that are properly offered for sale in Liquidity Sale Notices from Members will be purchased either by JLLC or Stilwell, as described below in Section F. The sales will close on the July 1 or January 2 following the date of the Liquidity Sale Notice (or if not a business day, then on the next following business day). Payment for the shares (in cash or Stilwell stock, as applicable) will be made at the closing.

                  (d)      Special Procedure in Case of Extraordinary Events.
                           If an "Extraordinary Event" occurs after March 31 but on or before April 30, or after September 30 but on or before October 31, JLLC may suspend the operation of the In-Service Sale procedures to allow for a re-valuation of the shares. JLLC will send a notice to each Member setting out the revised per-share valuation by May 15 or November 15 (as applicable). During the period (the "Re-valuation Notice Period") from May 16 to May 31, or November 16 to November 30, as applicable, each Member may withdraw a previously submitted Liquidity Sale Notice. The sales will close on the August 1 or February 1 following the Re-valuation Notice Period (or if not a business day, then on the next following business day). Payment for the shares (in cash or Stilwell stock, as applicable) will be made at the closing. An "Extraordinary Event" shall occur if JLLC's Assets Under Management ("AUM") as of the last day of the Regular Notice Period is 17% or more lower than its AUM as of the immediately preceding Quarterly Valuation Date.

                  (e) Special Procedures in Case of a Tag-Along or Drag-Along Transactions. If, prior to the closing of In-Service Sale transactions, Stilwell or JCC enters into a letter-of-intent or agreement-in-principle for a transaction that would trigger the Tag-Along or Drag-Along provisions of the LLC Agreement, all such In-Service Sales will be suspended pending a conclusion (closing or abandonment) of such transaction. If the Tag-Along/ Drag-Along transaction closes, all pending In-Service Sale shares will be subject to purchase and sale (at the Tag-Along/Drag Along price) as provided for in the LLC Agreement.
                           If such transaction is abandoned, the purchase of the suspended In-Service Sale shares would not proceed and such shares would be eligible for sale in the next In-Service Sale offering.

         D. Termination Sales of Shares. A Member will be required to sell all his/her vested shares to JLLC or Stilwell upon a termination of employment with JLLC (a "Termination Sale"). Upon the Termination Sale, that person will automatically cease to be a



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Member (except with respect to Immature Shares, as
defined below). Payment for vested shares will be made as described below. Termination Sales are subject to the limitations described below in Section E. All unvested JLLC shares (not including shares that vest at the time of termination) will be forfeited upon a termination of employment.

                  (a) Purchase Price. The purchase price will equal the per-share valuation as of the

                           Quarterly Valuation Date occurring on or immediately before the date of termination of employment.

                  (b) Time of Payment. The payment of the purchase price for each Termination Sale will be made as follows:

                           (i) In the case of termination of employment by reason of death or disability, as soon as practicable following the date of termination of employment (other than in the case of Immature Shares).

                           (ii) In the case of termination of employment for any other reason, and except in the case of Immature Shares, within 60 days following the later of the termination of employment or the date of determination of the per-share valuation for the Quarterly Valuation Date occurring on or immediately before the date of termination of employment.

                           (iii) As used herein, the term "Immature Shares" means shares (not including Purchased Shares or Vested Exchange Shares) which have not been vested during the entire six-month period ending on the employment termination date. Payment of the purchase price for Immature Shares shall be on the later of (A) the date which is six months from the date on which such Immature Shares vested, or (B) 30 days following the determination of the per-share valuation for the Quarterly Valuation Date occurring on or immediately before the date of termination of employment.

                  (c) Extraordinary Event. If, as of the business day immediately prior to the closing of a Termination Sale (by reason other than death or disability), the AUM of JLLC is 17% or more lower than the AUM as of the Quarterly Valuation Date used to determine the valuation of the shares, the closing may be deferred while a new valuation as of such scheduled closing date is obtained, with the closing then to be 15 days later at a purchase price based on the new valuation.

         E. Limitations on In-Service Sales and Termination Sales. There are limitations on the ability to sell vested shares under the Liquidity Plan, which are described below. These limitations apply somewhat differently to the following 6 categories of shares:
o        Shares received in the one-time 5% grant in 2002 ("5%-Grant Shares").


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o        Shares received in annual grants under JLLC's LTIP, including annual grants in 2002 with respect to 2001 ("LTIP Shares").

o Shares received in 2002 in exchange for vested shares in JCC ("Vested Exchange Shares").

o Shares received in 2002 in exchange for unvested shares in JCC that were subject to a Section 83(b) election ("83(b) Exchange Shares").

o Class D Shares received in 2002 in a special one-time grant ("Class D Shares"). o Shares purchased by an employee for cash
         ("Purchased Shares").

                  (a)      Limitations on In-Service Sales.

                           (i) Six-Month Limit. Certain shares cannot be sold under the Liquidity Plan before the six-month anniversary of becoming vested. This limit applies to all shares except Purchased Shares and Vested Exchange Shares.

                           (ii) Two-Year Limit. Certain shares cannot be sold under the Liquidity Plan before the two-year anniversary of being granted by JLLC. This limit applies to 5%-Grant Shares, LTIP Shares and Class D Shares.

                           (iii) 10% Limit. The aggregate number of shares of all classes that can be sold under the Liquidity Plan in each calendar year (other than in Tag-Along or Drag-Along Transactions) is limited to 10% of the outstanding capital or profits interests of the Company (including those held by Stilwell). If the limit is reached, the shares offered for sale by each Member will be proportionately reduced so that the total meets the 10% limit.

                           (iv) 50% Limit. Certain In-Service Sales will be limited to 50% of the Member's vested shares. This limit applies to 5%-Grant Shares, LTIP Shares, Class D Shares and 83(b) Exchange Shares (but not including Class D Shares and 83(b) Exchange Shares which become vested on April 2, 2002).

         Under this limit, a Member cannot sell vested shares in excess of the cumulative number of applicable shares issued to the Member that have become vested since the beginning of the Liquidity Plan.

                  (b)      Limitations on Termination Sales.

                           (i) Six-Month Limit. Applies to all shares except Purchased Shares and Vested Exchange Shares.


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                           (ii)     Two-Year Limit. Does not apply.

                           (iii) 10% Limit. Applies to all shares (other than in Tag-Along or Drag-Along Transactions) unless the JLLC Board determines it is not necessary in order to prevent loss of "pass-through" status for tax purposes.

                           (iv)     50% Limit. Does not apply.

         F. Funding of Purchases. The purchase of shares under the Liquidity Plan for a particular period will be funded in one of the three following ways:

                  (a) Option 1: Purchase by JLLC from Available Cash. JLLC generally intends to purchase shares under the Liquidity Plan in In-Service Sales and Termination Sales from its available cash (including cash available from borrowings). The number of outstanding shares would be reduced by the purchase, and the percentage ownership of each continuing Member would increase.

                  (b) Option 2: Purchase by JLLC from Cash Contributed by Stilwell. If the JLLC Board decides not to use available cash (including cash available from borrowings) to purchase shares as described in Option 1, Stilwell will be obligated either to provide sufficient cash to JLLC to purchase the shares (Option 2), or to directly purchase the shares for either cash or Stilwell stock (Option 3). If Stilwell provides the cash to JLLC to make the purchase, Stilwell would receive from JLLC a number of newly-issued shares equal to the number of shares redeemed by JLLC with that cash. As a result, Stilwell would effectively succeed to the share ownership represented by the shares purchased with cash provided by Stilwell.

                  (c) Option 3: Direct Purchase by Stilwell for Cash or Stilwell Stock. If the JLLC Board decides not to fund the purchase of shares through Option 1, and Stilwell decides not to contribute cash to JLLC under Option 2, then Stilwell shall purchase the shares directly from the selling Member for cash or Stilwell stock. Stilwell stock used for this purpose would be issued pursuant to an effective registration statement under the Securities act of 1933, as amended, and would be valued for this purpose based on the average of the closing prices for the Stilwell stock over the 5 trading days ending 2 business days before the payment for the JLLC shares. The shares representing such Stilwell stock would be delivered at the closing, and Stilwell would succeed to the JLLC share ownership represented by the shares it purchased.


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